Filed Pursuant to Rule 424(b)(2)
Registration No. 333-220257

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Note	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Floating Rate Notes due 2019	$500,000,000	100.000%	$500,000,000	$62,250.00
Floating Rate Notes due 2021	$700,000,000	100.000%	$700,000,000	$87,150.00
2.400% Senior Notes due 2020	$500,000,000	99.864%	$499,320,000	$62,165.34
2.900% Senior Notes due 2023	$500,000,000	99.621%	$498,105,000	$62,014.08
3.400% Senior Notes due 2028	$1,000,000,000	99.299%	$992,990,000	$123,627.26
3.800% Senior Notes due 2038	$1,000,000,000	98.918%	$989,180,000	$123,152.91
4.000% Senior Notes due 2048	$800,000,000	98.654%	$789,232,000	$98,259.39

(1)	Calculated in accordance with Rule 457(r) and Rule 456(b) under the Securities Act of 1933, as amended. Total filing fee is $618,618.98.

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 2, 2018)

$500,000,000 Floating Rate Notes due 2019

$700,000,000 Floating Rate Notes due 2021

$500,000,000 2.400% Notes due 2020

$500,000,000 2.900% Notes due 2023

$1,000,000,000 3.400% Notes due 2028

$1,000,000,000 3.800% Notes due 2038

$800,000,000 4.000% Notes due 2048

We are offering $500,000,000 aggregate principal amount of our Floating Rate Notes due 2019 (the “2019 floating rate notes”), $700,000,000 aggregate principal amount of our Floating Rate Notes due 2021 (the “2021 floating rate notes”), $500,000,000 aggregate principal amount of our 2.400% Notes due 2020 (the “2020 notes”), $500,000,000 aggregate principal amount of our 2.900% Notes due 2023 (the “2023 notes”), $1,000,000,000 aggregate principal amount of our 3.400% Notes due 2028 (the “2028 notes”), $1,000,000,000 aggregate principal amount of our 3.800% Notes due 2038 (the “2038 notes”) and $800,000,000 aggregate principal amount of our 4.000% Notes due 2048 (the “2048 notes”). We sometimes refer to the 2019 floating rate notes and the 2021 floating rate notes as the “floating rate notes.” We sometimes refer to the 2020 notes, the 2023 notes, the 2028 notes, the 2038 notes and the 2048 notes as the “fixed rate notes.” We sometimes refer to the floating rate notes and the fixed rate notes as the “notes.”

The 2019 floating rate notes will bear interest at a per annum rate equal to the 3 Month LIBOR Rate (as defined herein), which rate will be reset quarterly as described in this prospectus supplement, plus 25 basis points, and will mature on July 15, 2019. The 2021 floating rate notes will bear interest at a per annum rate equal to the 3 Month LIBOR Rate, which rate will be reset quarterly as described in this prospectus supplement, plus 50 basis points, and will mature on January 15, 2021. Interest on the floating rate notes will accrue from January 12, 2018 and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2018, and at their respective maturity dates, subject to possible adjustment of such interest payment dates as described herein.

The 2020 notes will bear interest at the rate of 2.400% per year and mature on February 1, 2020. The 2023 notes will bear interest at the rate of 2.900% per year and mature on February 1, 2023. The 2028 notes will bear interest at the rate of 3.400% per year and mature on February 1, 2028. The 2038 notes will bear interest at the rate of 3.800% per year and mature on February 1, 2038. The 2048 notes will bear interest at the rate of 4.000% per year and mature on February 1, 2048. Interest on the fixed rate notes will accrue from January 12, 2018 and will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2018.

The 2019 floating rate notes will not be subject to redemption at our option. At our option, we may redeem some or all of the 2021 floating rate notes at any time on or after January 14, 2019 at the applicable redemption price described in this prospectus supplement. At our option, we may redeem some or all of the fixed rate notes of each series at any time at the applicable redemption price for such series of fixed rate notes described in this prospectus supplement.

We intend to use the net proceeds from this offering to finance a portion of the cost of our proposed merger (the “Merger”) with Energy Future Holdings Corp., as described herein under the heading “Summary Information—Recent Developments—Proposed Acquisition of Energy Future Holdings Corp.” and to pay related fees and expenses. However, the completion of this offering is not contingent upon the completion of the Merger. If we do not consummate the Merger on or prior to December 1, 2018, or if, on or prior to such date, the Merger Agreement (as defined herein) is terminated, we will be required to redeem all of the outstanding notes (other than the 2028 notes) on the Special Mandatory Redemption Date (as defined herein) at a redemption price equal to 101% of the principal amount of the notes we are required to redeem plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date as described under the caption “Description of the Notes—Special Mandatory Redemption.” The 2028 notes are not subject to special mandatory redemption. If we are required to redeem notes because the Merger is not consummated or the Merger Agreement is terminated, we may use all or a portion of the net proceeds from the sale of the notes to pay all or a portion of the redemption price of the notes we are required to redeem and we intend to use any remaining net proceeds for general corporate purposes, which may include, in our sole discretion, voluntary redemption of our Mandatory Convertible Preferred Stock (as defined herein), repayment of other debt, including repayment of commercial paper, capital expenditures, investments and possibly, repurchases of our common stock at the discretion of our board of directors. See “Summary Information” and “Use of Proceeds.”

The notes will be our unsecured and unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness and guarantees.

Investing in the notes involves risks. See the “Risk Factors” section on page S-27 of this prospectus supplement.

	Per 2019 Floating Rate Note	Per 2021 Floating Rate Note	Per 2020 Note	Per 2023 Note	Per 2028 Note	Per 2038 Note	Per 2048 Note	Total
Public Offering Price(1)	100.000%	100.000%	99.864%	99.621%	99.299%	98.918%	98.654%	$4,968,827,000
Underwriting Discount	0.150%	0.450%	0.300%	0.600%	0.650%	0.875%	0.875%	$30,650,000
Proceeds to Sempra Energy (before expenses)(1)	99.850%	99.550%	99.564%	99.021%	98.649%	98.043%	97.779%	$4,938,177,000

(1)	Plus accrued interest from January 12, 2018, if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York on or about January 12, 2018.

Joint Book-Running Managers

RBC Capital Markets (All notes)	Morgan Stanley (All notes)	Barclays (All notes)

BBVA (2028 notes)	HSBC (2048 notes)	Santander (2023 notes)	SOCIETE GENERALE (2038 notes)

Co-Managers

BBVA (2019 floating rate notes, 2021 floating rate notes, 2020 notes, 2023 notes, 2038 notes, 2048 notes)	HSBC (2019 floating rate notes, 2021 floating rate notes, 2020 notes, 2023 notes, 2028 notes, 2038 notes)	Santander (2019 floating rate notes, 2021 floating rate notes, 2020 notes, 2028 notes, 2038 notes, 2048 notes)	SOCIETE GENERALE (2019 floating rate notes, 2021 floating rate notes, 2020 notes, 2023 notes, 2028 notes, 2048 notes)

January 9, 2018

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the notes. If the description of the notes or the offering of the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of their respective dates and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting.”

Prohibition of Sales to European Economic Area Retail Investors—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

This prospectus supplement and the accompanying prospectus are not prospectuses for the purpose of the Prospectus Directive as implemented in Member States of the EEA. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA which has implemented the Prospectus Directive (each, a “Relevant Member State”) will only be made to a legal entity which is a qualified investor under the Prospectus Directive (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to Qualified Investors. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of the notes other than to Qualified Investors.

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

CERTAIN DEFINITIONS; BASIS OF PRESENTATION

In this prospectus supplement, unless otherwise expressly stated or the context requires otherwise:

•	“Sempra,” “Sempra Energy,” “we,” “us,” “our” and similar references refer to Sempra Energy and its subsidiaries prior to the proposed Merger;

•	“Oncor” refers to Oncor Electric Delivery Company LLC;

•	“Oncor Holdings” refers to Oncor Electric Delivery Holdings Company LLC;

•	“EFH” refers to Energy Future Holdings Corp.;

•	“EFIH” refers to Energy Future Intermediate Holding Company LLC;

•	“Acquisition Termination Event” means either (1) the Merger Agreement (as defined herein) is terminated or (2) we determine in our reasonable judgment that the Merger will not occur;

•	“Additional Financing” means the indebtedness (other than the notes offered hereby) that we expect to incur (which may include commercial paper supported by our revolving credit facilities and/or borrowings under our revolving credit facilities), cash on hand and any common stock or other equity securities (other than the common stock that we sold to the underwriters, or sell to the forward purchasers, in connection with the Common Stock Offering (as defined herein) and other than the Mandatory Convertible Preferred Stock that we sold to the underwriters in connection with the Mandatory Convertible Preferred Stock Offering (as defined herein)) that we may issue, incur or apply to finance a portion of the Merger Consideration (as defined herein) and to pay related costs and expenses, including, as described, following the closing date of the Merger.

Unless otherwise expressly stated or the context otherwise requires, for purposes of this prospectus supplement, we have assumed that the Additional Financing used to pay a portion of the Merger Consideration on the closing date of the Merger, if completed, and related fees and expenses will consist of commercial paper supported by our revolving credit facilities and borrowings under our revolving credit facilities. References herein to the “initial” Additional Financing (and similar references) refer to such commercial paper supported by our revolving credit facilities and borrowings under our revolving credit facilities. We plan to issue shares of our common stock (including shares we expect to issue upon full physical settlement of a portion of the forward sale agreements in connection with the Common Stock Offering subsequent to the closing date of the Merger, if completed) and, possibly, other equity securities subsequent to the closing of the Merger, if completed, and to use the proceeds therefrom to, among other possible uses, repay a portion of the notes offered hereby and of the indebtedness incurred as part of the initial Additional Financing and pay related fees and expenses. We may also use cash on hand and proceeds from asset sales to repay a portion of the notes offered hereby and the indebtedness incurred as part of the initial Additional Financing;

•	“combined company” refers to Sempra Energy and its subsidiaries after completion of the Transactions referred to below, including the Merger;

•	“Common Stock Offering” means the offering of 23,364,486 shares of our common stock pursuant to the forward sale agreements described herein and 3,504,672 additional shares of our common stock that the underwriters in such offering elected to purchase as a result of fully exercising their option to purchase such shares directly from us solely to cover over-allotments. The Common Stock Offering closed on January 9, 2018;

•	“Financing Transactions” means this offering, the Common Stock Offering, the Mandatory Convertible Preferred Stock Offering and any Additional Financing, and “initial Financing Transactions” means this offering, the Common Stock Offering, the Mandatory Convertible Preferred Stock Offering and any initial Additional Financing;

•	“Mandatory Convertible Preferred Stock” means our 6% Mandatory Convertible Preferred Stock, Series A;

•	“Mandatory Convertible Preferred Stock Offering” means the offering of 15,000,000 shares of our Mandatory Convertible Preferred Stock and 2,250,000 additional shares of our Mandatory Convertible Preferred Stock that the underwriters in such offering have elected to purchase as a result of fully exercising their option to purchase such shares from us solely to cover over-allotments. The Mandatory Convertible Preferred Stock Offering closed on January 9, 2018;

•	“Merger” refers to the proposed Merger of EFH with an indirect, wholly owned subsidiary of Sempra Energy, with EFH continuing as the surviving company and an indirect, wholly owned subsidiary of Sempra Energy;

•	“Merger Consideration” means the $9.45 billion in cash we will be required to pay as consideration for the Merger, subject to possible adjustment based on the timing of dividends paid by Oncor to Oncor Holdings and the consummation of the Merger;

•	“this offering” means our offering of the notes pursuant to this prospectus supplement and the accompanying prospectus; and

•	“Transactions” refers to the Merger, the Financing Transactions and the application of the net proceeds from the Financing Transactions to pay the Merger Consideration and related fees and expenses.

Unless otherwise specified or the context requires otherwise, information in this prospectus supplement assumes that (1) we effect full physical settlement of the forward sale agreements that we entered into in connection with the Common Stock Offering, (2) there is no adjustment to the Merger Consideration of $9.45 billion, and (3) we elect to pay all dividends with respect to the Mandatory Convertible Preferred Stock in cash.

Although the Merger has not yet occurred and, if completed, will not occur until after the closing of this offering, the Common Stock Offering, the Mandatory Convertible Preferred Stock Offering and the initial Additional Financing and although none of the initial Financing Transactions are contingent upon the completion of the other initial Financing Transactions or the Merger, the pro forma and as adjusted information included and incorporated by reference in this prospectus supplement and the accompanying prospectus gives pro forma effect to some or all of the Merger and the initial Financing Transactions as if we had completed all such transactions as of September 30, 2017, in the case of balance sheet data, and as of January 1, 2016, in the case of statement of operations data, unless otherwise specified. Moreover, the unaudited pro forma condensed combined financial information included in our Current Report on Form 8-K filed with the SEC on January 2, 2018, which is incorporated by reference in the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus, has been calculated on the basis of assumptions made by our management at the time such information was prepared. In particular, such unaudited pro forma condensed combined financial information reflects assumptions regarding the amount of proceeds we receive from the Common Stock Offering, the Mandatory Convertible Preferred Stock Offering and this offering, the number of shares of our common stock sold in the Common Stock Offering and the number and forward sale price of the shares of common stock we have agreed to issue and sell pursuant to the forward sale agreements entered into in connection with the Common Stock Offering, and, although we closed the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering on January 9, 2018 and entered into the forward sale agreements on January 4, 2018, this pro forma information has not been updated to reflect the actual amount of proceeds we received from those offerings or that we expect to receive from settlement of the forward sale agreements (assuming full physical settlement), the actual number of shares sold in those offerings or that we have agreed to sell pursuant to the forward sale agreements, or the actual size of this offering. In that regard, although the underwriters in the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering fully exercised their options to purchase additional shares of common stock and Mandatory Convertible Preferred Stock from us, this pro forma and as adjusted financial information does not give effect to the issuance and sale of those additional shares. As a result, purchasers of the notes in this offering should not place undue reliance on the pro forma and as adjusted information included and incorporated by reference in this prospectus supplement and the accompanying prospectus because this offering is not contingent upon completion of any of the other transactions reflected in that information.

If the Merger does not occur, we will have the option to redeem the Mandatory Convertible Preferred Stock in whole but not in part, as described herein. If we do not consummate the Merger on or prior to December 1, 2018, or if, on or prior to such date, the Merger Agreement is terminated, we will be required to redeem all of the outstanding notes (other than the 2028 notes) on the Special Mandatory Redemption Date (as defined herein) at a redemption price equal to 101% of the principal amount of the notes we are required to redeem plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date as described under the caption “Description of the Notes—Special Mandatory Redemption.” The 2028 notes are not subject to special mandatory redemption.

All references to currency amounts included in this prospectus supplement are in U.S. dollars unless specifically noted otherwise.

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any related free writing prospectus issued by us may contain, statements that are not historical fact and constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. Future results may differ materially from those expressed in the forward-looking statements. Unless otherwise expressly stated, these forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

When we use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, plans, goals, opportunities, projections, initiatives, objectives or intentions, we are making forward-looking statements.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to:

•	actions and the timing of actions, including decisions, new regulations, and issuances of permits and other authorizations by the California Public Utilities Commission, U.S. Department of Energy, California Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, Los Angeles County Department of Public Health, states, cities and counties, and other regulatory and governmental bodies in the United States and other countries in which we operate;

•	the timing and success of business development efforts and construction projects, including risks in obtaining or maintaining permits and other authorizations on a timely basis, risks in completing construction projects on schedule and on budget, and risks in obtaining the consent and participation of partners;

•	the resolution of civil and criminal litigation and regulatory investigations;

•	deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; modifications of settlements; and delays in, or disallowance or denial of, regulatory agency authorizations to recover costs in rates from customers (including with respect to regulatory assets associated with the San Onofre Nuclear Generating Station facility and 2007 wildfires) or regulatory agency approval for projects required to enhance safety and reliability;

•	the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the transmission grid, moratoriums or limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures;

•	changes in energy markets; volatility in commodity prices; moves to reduce or eliminate reliance on natural gas; and the impact on the value of our investment in natural gas storage and related assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for storage services;

•	risks posed by actions of third parties who control the operations of our investments, and risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments;

•	weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases, radioactive materials and harmful emissions, cause wildfires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits) or may be disputed by insurers;

•	cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees;

•	capital markets and economic conditions, including the availability of credit and the liquidity of our investments; and fluctuations in inflation, interest and currency exchange rates and our ability to effectively hedge the risk of such fluctuations;

•	the impact of changes in the tax code as a result of recent federal tax reform and uncertainty as to how certain of those changes may be applied;

•	actions by rating agencies to downgrade credit ratings of us or our subsidiaries or to place these ratings on negative outlook;

•	changes in foreign and domestic trade policies and laws, including border tariffs, revisions to international trade agreements, such as the North American Free Trade Agreement, and changes that make our exports less competitive or otherwise restrict our ability to export or resolve trade disputes;

•	the ability to win competitively bid infrastructure projects against a number of strong and aggressive competitors;

•	expropriation of assets by foreign governments and title and other property disputes;

•	the impact on reliability of San Diego Gas & Electric Company’s (“SDG&E”) electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources;

•	the impact on competitive customer rates due to the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation or other forms of distributed and local power generation and the potential risk of nonrecovery for stranded assets and contractual obligations; and

•	other uncertainties, some of which may be difficult to predict and are beyond our control.

Forward-looking statements also include statements about the anticipated benefits of the proposed Merger involving Sempra Energy, EFH, and EFH’s indirect interest in Oncor, including future financial or operating results of Sempra Energy or Oncor, Sempra Energy’s, EFH’s or Oncor’s plans, objectives, expectations or intentions, the expected financing plans for the Merger, the anticipated impact of the Merger, if consummated, on the credit ratings of Sempra or Oncor, the expected timing of completion of the Merger, plans regarding future capital investments by Sempra Energy or Oncor, the projected growth in gross domestic product and population in Texas and the United States as a whole, future return on equity or capital structure of Sempra Energy or Oncor, and other statements that are not historical facts.

Additional factors that could cause actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to:

•	the risk that Sempra Energy, EFH or Oncor may be unable to obtain bankruptcy court and governmental and regulatory approvals required for the Merger, or that required bankruptcy court and governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger or be onerous to Sempra Energy;

•	the risk that a condition to closing of the Merger may not be satisfied;

•	the risk that the Merger may not be completed for other reasons, or may not be completed on the terms or timing currently contemplated;

•	the risk that the anticipated benefits from the Merger may not be fully realized or may take longer to realize than expected;

•	the risk that Sempra Energy may be unable to obtain the external financing necessary to pay the consideration and expenses related to the Merger on terms favorable to Sempra Energy, if at all;

•	the risk that, if the Merger is completed, Oncor’s results of operations after the Merger will not be consistent with our expectations or that its capital investment spending will be less than anticipated;

•	disruption from the Merger making it more difficult to maintain relationships with customers, employees or suppliers;

•	the diversion of management time and attention to Merger-related issues and related legal, accounting and other costs, whether or not the Merger is completed; and

•	the risk that Oncor will eliminate or reduce its quarterly dividends due to its requirement to meet and maintain its new regulatory capital structure, or because any of the three major rating agencies rates its senior secured debt securities below BBB (or its equivalent) or its independent directors determine it is in the best interest of Oncor to retain such amounts to meet future capital expenditures.

Investing in the notes involves risk. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in the “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in the notes. Before making an investment decision, you should carefully consider these factors and risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of the notes.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our reports and other documents on file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information” in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus include, and any free writing prospectus we provide you in connection with this offering may include, market, demographic and industry data and forecasts that are based on or derived from sources such as independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees, as well as information regarding Oncor and the markets in which it operates. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third party sources or any of the information regarding Oncor or its markets. In addition, market, demographic and industry data and forecasts involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and under similar headings in documents that are incorporated or deemed to be incorporated by reference in the accompanying prospectus. In that regard, we understand that statements that Oncor operates the largest distribution and transmission system in Texas are based upon the number of customers. Accordingly, you should not place undue reliance on any of this information.

SUMMARY INFORMATION

The following information supplements, and should be read together with, the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents they incorporate by reference and any related free writing prospectus issued by us, before making an investment decision. Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to “we,” “us” and “our” should be read to refer to Sempra Energy and its subsidiaries.

Sempra Energy

Sempra Energy, based in San Diego, California, is a Fortune 500 energy-services holding company whose operating units invest in, develop and operate energy infrastructure, and provide gas and electricity services to their customers in North and South America. Our operating units are Sempra Utilities, which includes our Southern California Gas Company, San Diego Gas & Electric Company and Sempra South American Utilities reportable segments; and Sempra Infrastructure, which includes our Sempra Mexico, Sempra LNG & Midstream and Sempra Renewables reportable segments.

Our California utility subsidiaries, Southern California Gas Company and San Diego Gas & Electric Company, serve a population of approximately 25 million. Natural gas service is provided throughout Southern California and portions of Central California through approximately 6.8 million meters. Electric service is provided throughout San Diego County and an adjacent portion of Orange County, both in Southern California, through approximately 1.4 million meters. Our California utilities had a combined rate base of approximately $14 billion as of September 30, 2017, with the California Public Utilities Commission (“CPUC”) authorized returns on equity of 10.05% for Southern California Gas Company and 10.2% for San Diego Gas & Electric Company effective as of January 1, 2018, in each case as calculated for regulatory purposes.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101, and our telephone number is (619) 696-2000.

Recent Developments

Proposed Acquisition of Energy Future Holdings Corp.

On August 21, 2017, Sempra Energy, along with an indirect, wholly owned subsidiary (“Merger Sub”), entered into an Agreement and Plan of Merger, as supplemented by a Waiver Agreement dated October 3, 2017 (together referred to as the “Merger Agreement”), with Energy Future Holdings Corp. (“EFH”), the indirect owner of 80.03% of the outstanding membership interests in Oncor Electric Delivery Company LLC (“Oncor”), and EFH’s subsidiary Energy Future Intermediate Holding Company LLC (“EFIH”). Oncor is a regulated electric distribution and transmission business that operates the largest distribution and transmission system in Texas.

Pursuant to the Merger Agreement and subject to the satisfaction of certain closing conditions described below, EFH will be merged with Merger Sub, with EFH continuing as the surviving company and an indirect, wholly owned subsidiary of Sempra Energy (the “Merger”), as follows:

The foregoing is a simplified ownership structure that does not show all the subsidiaries of, or other equity interests owned by, these entities.

Texas Transmission Investment LLC (“TTI”), an investment vehicle indirectly owned by third parties unaffiliated with EFH or Sempra Energy, owns 19.75% of Oncor’s outstanding membership interests, and certain current and former directors and officers of Oncor indirectly beneficially own 0.22% of Oncor’s outstanding membership interests through their ownership of Class B membership interests in Oncor Management Investment LLC (“OMI”). On October 3, 2017, Sempra Energy provided written confirmation to Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) and Oncor that, contemporaneously with the closing of the Merger, equivalent value (approximately $25.9 million) will be provided in exchange for the Class B membership interests in OMI in the form of cash or, if mutually agreed by the parties, alternative benefit and/or incentive plans. The consummation of the Merger is not conditioned on the acquisition of the interests in OMI, and there has been no formal agreement by us or the owners of these interests to accept the terms of our written confirmation.

On August 25, 2017, Sempra Energy and Merger Sub entered into a letter agreement (the “Oncor Letter Agreement”) with Oncor Holdings and Oncor providing for, among other things, certain rights and obligations of the parties to cooperate with respect to regulatory filings and appearances made in connection with the transactions contemplated by the Merger Agreement and with respect to Sempra Energy’s arrangement of any debt or equity issuance contemplated by the Merger Agreement.

Strategic Rationale for the Merger. Oncor is a regulated electricity transmission and distribution company with no ownership of power generating assets. Oncor is principally engaged in supplying electricity delivery services to retail electric providers that sell power in the north-central, eastern and western parts of Texas. As of September 30, 2017, Oncor served 91 counties in Texas through its more than 122,000 miles of transmission and distribution lines.

We believe that the acquisition of EFH and its indirect ownership interest in Oncor will provide meaningful strategic benefits to us, including:

•	Expanding our U.S. regulated utility footprint

The Merger represents an opportunity for us to expand our U.S. regulated utility footprint, consistent with our strategy of targeting operations with stable, visible earnings streams. As a pure-play electric transmission and distribution utility, with a history of paying dividends, Oncor is expected to generate predictable revenues from its regulated utility business without subjecting us to incremental electricity generation-related risk. Oncor’s results of operations are supported by its substantial regulatory rate base of approximately $11 billion as of December 31, 2016, and Oncor’s current rate case provides for equity capitalization of 42.5% and authorized return on equity of 9.80%, in each case as calculated for regulatory purposes. This further complements the $14 billion combined regulatory rate base of our California utilities subsidiaries, San Diego Gas & Electric Company and Southern California Gas Company as of September 30, 2017, and their CPUC authorized return on equity of 10.2% and 10.05%, respectively, in each case as calculated for regulatory purposes, effective as of January 1, 2018. The expansion of our U.S. utility exposure is expected to bolster the stability and visibility of our operating results and reflects our strategy of meaningfully increasing the U.S. and utility contributions to our earnings mix.

•	Providing exposure to the attractively positioned Texas market

Oncor is a regulated electric distribution and transmission business located in the attractively positioned Texas market. Oncor served 91 counties in Texas as of September 30, 2017, including the Dallas / Fort Worth area. In 2016, Texas generated approximately $1.6 trillion in gross state product and approximately $233 billion in annual exports, according to data from the U.S. Bureau of Economic Analysis. Texas was also the top energy producing and consuming state in the United States for 2016, according to information from the Energy Information Administration. The estimated 2.8% compound annual growth rate in Texas’ gross state product and its estimated 1.3% compound annual population growth rate from 2016 through 2030 outpaces the estimated 1.8% compound annual growth in gross domestic product and estimated 0.5% compound annual population growth rate for the United States as a whole over that period, according to data from Information Handling Service Markit. We believe that the diversification of our U.S. utility business into a state with these attractive fundamentals positions us for future growth.

•	Serving as a regional growth platform for Sempra Energy’s operations in the Gulf Coast

Oncor’s ownership of the largest electric transmission and distribution business in Texas (according to data from S&P Global Market Intelligence), together with our existing investments and development projects in the Gulf Coast area, is expected to strengthen our competitive position in that region, consistent with our strategy of expanding our investment and overall presence in this attractive market. We have a substantial footprint of operational assets in the region, including our approximately 42 billion cubic feet (“Bcf”) of natural gas storage facilities and through our 66.4% ownership interest in IEnova, which owns or has investments in the region, including natural gas pipelines with approximately 6.3 Bcf of capacity under contract and a wind power generation facility with capacity of approximately 252 megawatts. Additionally, our 50.2% joint venture interest in the Cameron Louisiana regasification terminal and liquefied natural gas (“LNG”) liquefaction project under construction and the ongoing regulatory and design activities for a potential LNG liquefaction facility at our Port Arthur, Texas site, reflect the core strategy of expanding operations within the Gulf Coast.

•	Offering highly visible path to future growth

As a key element in our growth plan, we seek to identify and execute on new, attractive investment opportunities that fall within our core business strategy of growing earnings from regulated businesses. With its $8.4 billion of planned investment spending during years 2018 through 2022, we believe that Oncor offers attractive intermediate-term opportunities for growing its regulated businesses, fitting squarely within our broader growth strategy.

Merger Consideration and Financing. Under the Merger Agreement, Sempra Energy will pay total Merger consideration of $9.45 billion in cash, subject to possible adjustment based on the timing of dividends paid by Oncor to Oncor Holdings and the consummation of the Merger (the “Merger Consideration”).

We currently intend to initially finance the Merger Consideration, as well as associated transaction costs, with the net proceeds from debt and equity issuances, consisting of the common stock to be sold pursuant to the forward sale agreements and sold in the Common Stock Offering, the Mandatory Convertible Preferred Stock sold in the Mandatory Convertible Preferred Stock Offering, the notes offered hereby, and initial Additional Financing consisting of commercial paper supported by our revolving credit facilities and borrowings under our revolving credit facilities, although we could also utilize cash on hand. We expect to ultimately fund approximately 65% of the total Merger Consideration with the net proceeds from sales of Sempra Energy common stock (including the common stock to be sold pursuant to the forward sale agreements in connection with the Common Stock Offering) and other equity securities (including the Mandatory Convertible Preferred Stock sold in the Mandatory Convertible Preferred Stock Offering), although we may use cash on hand and proceeds from asset sales in place of some of this equity financing, and approximately 35% with the net proceeds from issuances of Sempra Energy debt securities (including the notes offered hereby). Some of these equity issuances will likely occur following the Merger (including the issuance of some of the shares we expect to issue upon full physical settlement of the forward sale agreements that we entered into in connection with the Common Stock Offering) to repay outstanding indebtedness, including indebtedness we expect to incur to initially finance the Merger Consideration and associated transaction costs (including a portion of the notes offered hereby). We may also use cash on hand and proceeds from asset sales to repay indebtedness initially incurred to pay a portion of the Merger Consideration and related fees and expenses. We have entered into a commitment letter with a syndicate of banks providing, subject to customary conditions, for a $4.0 billion, 364-day senior unsecured bridge facility (the “Bridge Facility”) to backstop a portion of our obligation to pay the Merger Consideration. However, the $4.0 billion commitment is reduced by the amount of funds received through our sales of equity securities and debt securities, subject to certain exceptions (which exceptions are inapplicable to the common stock to be sold pursuant to the forward sale agreements we entered into in connection with the Common Stock Offering, the Mandatory Convertible Preferred Stock sold in the Mandatory Convertible Preferred Stock Offering and the notes offered hereby), and by increases in our borrowing capacity under our existing revolving credit facilities. In connection with the closing of the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering and the pricing of this notes offering, the Bridge Facility was terminated. In addition, our revolving credit facilities for Sempra Energy and Sempra Global (which is guaranteed by Sempra Energy), a wholly owned subsidiary of Sempra Energy, contain provisions that allow us to increase, in one or more requests, the lenders’ commitments thereunder (“accordion feature”) by an aggregate amount of approximately $1.1 billion, subject to customary conditions and consent of the lenders. On December 4, 2017, we notified the lenders under these revolving credit facilities of our request to increase our borrowing capacity thereunder by an aggregate amount of approximately $1.1 billion. Upon the effectiveness of this increase, this additional borrowing capacity would be available to us for working capital, capital expenditures and other general corporate purposes. This additional borrowing capacity is intended to provide us with additional liquidity and to support commercial paper that we may utilize from time to time to fund our strategic and growth initiatives, separate and apart from the Merger.

Ring-Fencing. In April 2014, EFH and the substantial majority of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. The bankruptcy does not include Oncor Holdings or Oncor. Certain existing “ring-fencing” measures, governance mechanisms and restrictions will remain in effect following the Merger, which are intended to enhance Oncor Holdings’ and Oncor’s separateness from their owners and to mitigate the risk that these entities would be negatively impacted by the bankruptcy of, or other adverse financial developments affecting, EFH or its other subsidiaries or the owners of EFH. In accordance with the ring-fencing measures and commitments made by us as part of the joint application (the “Joint Application”) with Oncor to the Public Utility Commission of Texas (the “PUCT”) for regulatory approval of the Merger, we will be subject to certain restrictions following the Merger. We will not control Oncor Holdings or Oncor, and the ring-fencing measures, governance mechanisms and restrictions, as well as the Stipulation referred to below, will limit our ability to direct the management, policies and operations of Oncor Holdings and Oncor, including the deployment or disposition of their assets, declarations of dividends, strategic planning and other important corporate issues and actions. These limitations include limited representation on the Oncor Holdings and Oncor boards of directors. Following consummation of the Merger, the board of directors of Oncor is expected to consist of thirteen members and be constituted as follows:

•	seven members will be independent directors in all material respects under the rules of the New York Stock Exchange in relation to Sempra Energy and its subsidiaries and affiliated entities and any entity with a direct or indirect ownership interest in Oncor or Oncor Holdings (and those directors must have no material relationship with Sempra Energy or its affiliates or any entity with a direct or indirect ownership interest in Oncor or Oncor Holdings at the time of the Merger or within the previous ten years) (“independent directors”),

•	two members will be designated by Sempra Energy,

•	two members will be appointed by TTI, and

•	two members will be current or former officers of Oncor (the “Oncor Officer Directors”), initially Robert S. Shapard and E. Allen Nye, Jr., who no later than the closing of the Merger will be the chair of the Oncor board and chief executive officer of Oncor, respectively (in order for a current or former officer of Oncor to be eligible to serve as an Oncor Officer Director, such officer cannot have worked for Sempra or any of its affiliates (excluding Oncor Holdings and Oncor) or any other entity with a direct or indirect ownership interest in Oncor or Oncor Holdings in the ten years prior to such officer being employed by Oncor). Oncor Holdings, at the direction of EFIH (a subsidiary of EFH, which will be a wholly owned indirect subsidiary of, and controlled by, Sempra Energy following the Merger), will have the right to nominate and/or seek the removal of the Oncor Officer Directors, with such nomination or removal subject to approval by a majority of the Oncor board of directors.

The composition of the Oncor board of directors described above must be maintained subsequent to the Merger, unless we were to acquire TTI’s ownership interest in Oncor, in which case the two members of the Oncor board of directors appointed by TTI would be eliminated and the size of the Oncor board of directors reduced by two members. In addition, following consummation of the Merger, Oncor Holdings must have a board comprised of 10 members, six of which must be independent directors, two of which must be current or former officers of Oncor Holdings (the “Oncor Holdings Officer Directors”) (which initially will be the same two Oncor officers who will be the initial Oncor Officer Directors described above), and two of which shall be designated by us. The eligibility requirements for serving as an Oncor Holdings Officer Director are the same as the eligibility requirements for serving as an Oncor Officer Director as described in the preceding paragraph. EFIH will have the right to nominate and/or seek the removal of the Oncor Holdings Officer Directors, subject to approval by a majority of the Oncor Holdings board of directors. Thus, Oncor Holdings and Oncor will continue to be managed independently (i.e., ring-fenced). Upon consummation of the Merger, we will consolidate EFH, and EFH will continue to account for its ownership in Oncor Holdings as an equity method investment.

On December 14, 2017, Sempra Energy and Oncor entered into a comprehensive stipulation (the “Stipulation”) with the staff of the PUCT and three other key stakeholders in the PUCT proceeding regarding the Joint Application. Pursuant to the Stipulation, the parties have agreed that Sempra Energy’s acquisition of EFH is in the public interest and will bring substantial benefits. The parties to the Stipulation have also agreed to ask the

PUCT to approve the Merger, consistent with governance, regulatory and operating commitments outlined in the Stipulation, most of which are similar to regulatory commitments made by Sempra Energy as part of the Joint Application and are consistent with the ring-fencing measures currently in place. In addition, the Stipulation requires, among other things, that within 60 days after the Merger, Sempra Energy contribute its proportionate share (i.e., 80.03%) of the aggregate equity investment in Oncor in an amount necessary for Oncor to achieve a capital structure consisting of 57.5% long-term debt and 42.5% equity, as calculated for regulatory purposes (until recently Oncor’s regulatory capital structure required 40% equity, with the remaining 60% as debt).

For additional information on these ring-fencing measures and the terms of the Stipulation, see our Current Report on Form 8-K, filed with the SEC on December 15, 2017, and incorporated herein by reference, and which may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus.

On December 27, 2017, Sempra Energy and Oncor announced that two additional stakeholders in the PUCT proceeding, The Alliance for Retail Markets and the Texas Energy Association for Marketers, joined as parties to the Stipulation. Sempra Energy and Oncor are continuing to engage in settlement discussions regarding the Joint Application with the remaining stakeholders in the PUCT proceeding, and it is possible that Sempra Energy may be required to agree to additional commitments and restrictions in order to successfully conclude those discussions.

Closing Conditions to Merger. The Merger is subject to customary closing conditions, including the approval of EFH’s Chapter 11 bankruptcy proceedings by the U.S. Bankruptcy Court for the District of Delaware and the approval of the Merger by the PUCT, the Federal Energy Regulatory Commission (the “FERC”) and the Vermont Department of Financial Regulation, among others, as well as receipt of a supplemental private letter ruling from the U.S. Internal Revenue Service (the “IRS”) and the issuance of certain tax opinions regarding the transaction. On November 2, 2017, EFH received a supplemental private letter ruling from the IRS that provides that the Merger will not affect the tax-free treatment of the 2016 Vistra Energy Corp. (formerly TCEH Corp.) spinoff from EFH. On November 29, 2017, Sempra Energy received the necessary approval from the Vermont Department of Financial Regulation and on December 11, 2017, the FERC issued an order authorizing the transaction whereby Sempra Energy will indirectly acquire 80.03% of the ownership interest in Oncor, subject to customary conditions. The Merger Agreement provides that it will terminate if the Merger is not consummated by April 18, 2018, subject to limited exceptions. One of those exceptions provides that, if the Merger is not consummated because the requisite PUCT approval has not been obtained by April 18, 2018 but such approval is still capable of being obtained within 90 days thereafter, the April 18, 2018 date shall be extended for 90 days for purposes of continuing to pursue such approval unless otherwise agreed by EFH and EFIH (acting together) and Sempra Energy. The Merger Agreement may also be terminated by the respective parties thereto under other specified circumstances.

On September 6, 2017, the U.S. Bankruptcy Court for the District of Delaware approved EFH’s and EFIH’s entry into the Merger Agreement. Under the terms of the Merger Agreement, a $190 million termination fee would be owed to Sempra Energy if EFH or EFIH terminates the Merger Agreement in certain circumstances and consummates an alternative proposal with a third party.

On October 5, 2017, Sempra Energy and Oncor filed the Joint Application with the PUCT and an application with the FERC seeking approval of the Merger. On October 12, 2017, the administrative law judge in the PUCT proceeding issued an order deeming the Joint Application sufficient. On October 16, 2017, the PUCT set a procedural schedule to complete a review of Sempra Energy’s and Oncor’s change-in-control request within 180 days of the filing of the Joint Application on October 5, 2017, although the 180-day period is subject to a possible 60-day extension under certain conditions. As noted above, we received the necessary approval from the FERC on December 11, 2017. We currently expect that the Merger will close in the first half of 2018, although completion of the Merger is subject to various conditions, regulatory approvals and other uncertainties, and there can be no assurance that the Merger will be completed on that timetable, or at all.

On October 3, 2017, Sempra Energy, Merger Sub, EFH and EFIH entered into a Waiver Agreement to the Merger Agreement (the “Waiver Agreement”), pursuant to which Sempra Energy and Merger Sub are no longer required or permitted to pursue or obtain the debt financing by Merger Sub (or any alternative financing in lieu thereof) that was to have provided a portion of the Merger Consideration, as was originally contemplated in the Merger Agreement, and the satisfaction of that requirement is no longer a condition to the obligations of EFH and EFIH to consummate the Merger. Also, Sempra Energy and Merger Sub agreed that their obligations to consummate the Merger are not conditioned upon receipt by Sempra Energy of the external financing that will be required to pay the Merger Consideration. In addition, the parties to the Merger Agreement agreed they were not required to obtain, and as a result, have not pursued a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the expiration or earlier termination of the waiting period under the HSR Act is no longer a condition of any party to consummate the Merger.

On October 5 and 9, 2017, Fitch Ratings and Standard & Poor’s, respectively, affirmed Sempra Energy’s long-term issuer credit rating following our announcement to acquire 100% of EFH with the currently contemplated financing structure (i.e., ultimately funding approximately 65% of the total Merger Consideration with the proceeds from the sale of our equity securities and approximately 35% with the proceeds from the issuance of our debt securities). On December 20, 2017, Moody’s Investors Service (“Moody’s”) placed Sempra Energy’s credit ratings (which include its rating on the notes offered hereby) on negative outlook. Moody’s indicated that this action was triggered by our having entered into the Stipulation with the staff of the PUCT and other key stakeholders, which Moody’s described as a significant milestone in our attaining regulatory approval for the Merger. In addition, Moody’s indicated that a downgrade of our credit ratings over the 12 to 18 months after December 20, 2017 is likely if they anticipate that our consolidated credit metrics will remain weak, relative to our current credit rating, beyond 2019, specifically if our consolidated ratio of cash flow from operations before changes in working capital to debt remains below 18% (assuming successful completion of the Merger) for an extended period of time. Moody’s also indicated that a downgrade could also be considered if there is a further delay in the completion of our Cameron LNG project.

Moody’s also issued a public comment on December 20, 2017 regarding recent wildfires in northern California and Ventura County, California and how the application of the doctrine of inverse condemnation under California law (which is a form of strict liability) may expose California investor-owned utilities, like SDG&E, to substantial liabilities if they are unable to recover costs from wildfires even when they have acted prudently. While Moody’s has not changed its assessment regarding California’s supportive regulatory environment, it did determine that the December 6, 2017 decision issued by the CPUC denying SDG&E’s request to recover approximately $379 million of pretax costs associated with the 2007 wildfires (based on the CPUC’s finding that SDG&E did not reasonably operate the facilities involved in the wildfires) is credit negative for SDG&E, for Sempra Energy and for other California utilities seeking to recover costs from wildfires. Moody’s further indicated that it may reassess its view of the California regulatory framework if it determines that the credit supportiveness of California’s regulatory environment has weakened (including as a result of the CPUC’s discretion in denying recovery of wildfire costs), which would also be credit negative and could lead to a downgrade of the credit ratings of California investor-owned utilities, including SDG&E, or those ratings being placed on negative outlook.

In addition, unrelated to the Merger, Standard & Poor’s revised its debt ratings criteria, “Reflecting Subordination Risk in Corporate Issue Ratings,” on September 21, 2017, and as a result of this new methodology, has indicated that it could downgrade its rating of our senior unsecured debt securities (which would include the notes offered hereby) within the 12 months following its October 9, 2017 announcement if we do not complete the Merger or if the aggregate indebtedness of our subsidiaries continues to exceed 50% of our total consolidated debt. Also unrelated to the Merger, recently enacted U.S. tax legislation could have an adverse impact on our credit ratings. See “Risk Factors – Risks Related to the Notes – Recent U.S. tax legislation may materially adversely affect our financial condition, results of operations and cash flows, the value of investments in our debt securities, including the notes offered hereby, our common stock and our Mandatory Convertible Preferred Stock, and our credit ratings.”

The negative outlook by Moody’s, any downgrade of our credit ratings by Standard & Poor’s, Fitch Ratings, Moody’s or any other rating agency, or any additional negative outlook on our credit ratings may adversely affect the market price of the notes and our other debt securities, our common stock and our Mandatory Convertible Preferred Stock and could make it more costly for us to issue future debt securities, to borrow under our credit facilities and to raise certain other types of financing.

There can be no assurance that the Merger will be consummated on the terms or by the time currently contemplated, or at all, or, if consummated, that the terms of the Merger, including the financing thereof and the closing date, will not differ, perhaps substantially, from those currently contemplated or described in this prospectus supplement or the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Merger, the Merger Agreement, the Oncor Letter Agreement, the Waiver Agreement and the Stipulation are described in more detail in our Current Reports on Form 8-K filed with the SEC on August 25, 2017, August 28, 2017, October 6, 2017 and December 15, 2017 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the SEC on October 30, 2017, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. The foregoing summary description does not purport to be complete and is qualified in its entirety by reference to such Current Reports on Form 8-K and Quarterly Report on Form 10-Q and the exhibits attached thereto.

The Merger Agreement, the Oncor Letter Agreement, the Waiver Agreement and the Stipulation (collectively, “Agreements”) have been filed as exhibits to the Current Reports on Form 8-K mentioned in the preceding paragraph to provide information to current and prospective investors and security holders regarding their terms. The Agreements are not intended to provide any other factual information about EFH, EFIH, Oncor Holdings, Oncor, Sempra Energy or Merger Sub, their respective businesses, or the actual or future conduct of their respective businesses or to modify or supplement any factual disclosures about EFH, EFIH, Oncor Holdings, Oncor or Sempra Energy included in this prospectus supplement, the accompanying prospectus or the documents incorporated or deemed to be incorporated by reference therein or in their respective public reports, if any, filed with the SEC. The Agreements and the description of certain terms of the Agreements appearing in this prospectus supplement and some of the documents incorporated or deemed to be incorporated by reference in the accompanying prospectus should not be relied upon as disclosure, representations or warranties about EFH, EFIH, Oncor Holdings, Oncor, Sempra Energy or Merger Sub. No one should rely on the representations, warranties and covenants in any of the Agreements or any descriptions thereof as characterizations of the actual state of facts or conditions of EFH, EFIH, Oncor Holdings, Oncor, Sempra Energy or Merger Sub or any of their respective subsidiaries or affiliates. The representations and warranties contained in the Agreements are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Agreements. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality used by the contracting parties that differ from those applicable to investors and security holders. Moreover, information concerning the subject matter of the representations and warranties may change after the dates of the Agreements, which subsequent information may or may not be reflected in this prospectus supplement or the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus or in Sempra Energy’s other public reports. The Agreements should not be read alone, but should instead be read in conjunction with the other information regarding Sempra Energy, EFH, EFIH,

Merger Sub, Oncor Holdings or Oncor that is contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein.

Financing Transactions

In addition to this offering, we have obtained and expect to obtain additional financing to pay for the Merger Consideration and related costs and expenses as described below.

Common Stock Offering. On January 4, 2018, we priced an offering of 23,364,486 shares of our common stock, no par value (the “Common Stock Offering”), at an initial public offering price of $107.00 per share. All such 23,364,486 shares of common stock are being offered and sold by the forward sellers referred to below. In addition, the underwriters in the Common Stock Offering fully exercised the option we granted them to purchase 3,504,672 additional shares of our common stock directly from us to cover over-allotments and purchased those shares from us at a price of $105.074 per share at the closing of the Common Stock Offering. In connection with the Common Stock Offering, we entered into forward sale agreements with each of Morgan Stanley & Co. LLC, an affiliate of RBC Capital Markets, LLC and an affiliate of Barclays Capital Inc., whom we refer to in such capacity as the “forward purchasers,” with respect to 23,364,486 shares of our common stock in the aggregate. In connection with these forward sale agreements, the forward purchasers or their affiliates, whom we refer to in such capacity as the “forward sellers,” at our request, borrowed from third parties and sold to the underwriters for resale in the Common Stock Offering an aggregate of 23,364,486 shares of our common stock. The Common Stock Offering closed on January 9, 2018.

We will not initially receive proceeds from the sale of shares of our common stock offered in the Common Stock Offering (other than proceeds we received from the sale of shares of our common stock pursuant to the option we granted to the underwriters in the Common Stock Offering).

Pursuant to the forward sale agreements, we have agreed to sell to the forward purchasers an aggregate of 23,364,486 shares of our common stock at an initial forward sale price of $105.074 per share, subject to adjustment of the forward sale price as provided in the forward sale agreements and subject to our right to cash settle or net share settle the forward sale agreements as described below. Although we expect to settle a portion of the forward sale agreements concurrently with, or prior to, the closing of the proposed Merger, we expect to settle the remaining portions of the forward sale agreements after the Merger, if completed, in multiple settlements on or prior to December 15, 2019 and although we expect to settle the forward sale agreements entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle the forward sale agreements, we would expect to receive an amount of cash proceeds that is significantly lower than the amount we would have received upon full physical settlement and we may not receive any cash proceeds (or may owe cash, which could be a significant amount, to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the forward purchasers). The amount of cash or shares of our common stock we receive upon settlement of the forward sale agreements, if any, will depend on the relevant settlement method, the time of settlement, market interest rates and, if applicable under cash or net share settlement, the market price of our common stock during the period in which a forward counterparty unwinds its hedge positions with respect to the forward sale agreements. Settlement will occur on or prior to one or more dates specified by us under the forward sale agreements. The forward sale agreements are subject to acceleration by the forward purchasers upon the occurrence of certain events. See “Description of the Forward Sale Agreements” in this prospectus supplement for a description of certain terms of the forward sale agreements. In addition, the forward sale price is subject to adjustment pursuant to the forward sale agreements and the actual proceeds, if any, will be calculated as described under the foregoing caption. As a result, the actual amount of cash we receive upon settlement of the forward sale agreements may be less, perhaps substantially, than the amounts reflected in this prospectus supplement or we may not receive any cash from that settlement.

Mandatory Convertible Preferred Stock Offering. On January 4, 2018, we priced an offering (the “Mandatory Convertible Preferred Stock Offering”) of 15,000,000 shares of our 6% Mandatory Convertible Preferred Stock, Series A (the “Mandatory Convertible Preferred Stock”), at a public offering price of $100.00 per share, and the underwriters in the Mandatory Convertible Preferred Stock Offering fully exercised the option we granted them to purchase an additional 2,250,000 shares of our Mandatory Convertible Preferred Stock from us to cover over-allotments. We sold all 17,250,000 shares of Mandatory Convertible Preferred Stock to the underwriters in the Mandatory Convertible Preferred Stock Offering at a price of $98.20 per share. The Mandatory Convertible Preferred Stock Offering closed on January 9, 2018. For a description of some of the terms of the Mandatory Convertible Preferred Stock, see “Description of Mandatory Convertible Preferred Stock” in this prospectus supplement.

Additional Financing. Subsequent to this offering, we intend to initially finance the remaining portion of the Merger Consideration and related costs and expenses with commercial paper supported by our revolving credit facilities and borrowings under our revolving credit facilities, which we refer to as the “initial Additional Financing,” although we could also utilize cash on hand. We intend to ultimately repay some of our indebtedness, which may include a portion of the notes offered hereby, with net proceeds from sales of our equity securities, such that approximately 65% of the total Merger Consideration will be ultimately funded with net proceeds from sales of such equity securities, although we may use cash on hand and proceeds from asset sales in place of some of this equity financing, and approximately 35% of the total Merger Consideration will ultimately be funded with net proceeds from the issuance of our debt securities. Some of the equity issuances necessary to achieve this 65% equity component will likely occur after the completion of the Merger. We anticipate that any such equity securities we issue after the Merger to repay indebtedness incurred to pay the Merger Consideration and related fees and expenses will be in the form of shares of our common stock, although we may also issue other types of equity securities. We may also use cash on hand and proceeds from asset sales to repay indebtedness initially incurred to pay a portion of the Merger Consideration and related fees and expenses. We refer to the initial Additional Financing, together with any such issuances of our equity securities and, if applicable, cash on hand, in each case applied to pay the Merger Consideration and related transaction costs or to repay indebtedness incurred to initially finance the Merger Consideration and related transaction costs, as, collectively, the “Additional Financing.” See “—Sources and Uses” below. If and to the extent this offering is not completed or is completed for less proceeds than anticipated, then we expect to fund any shortfall with the proceeds from the Additional Financing. This offering, the Common Stock Offering, the Mandatory Convertible Preferred Stock Offering and the Additional Financing are sometimes referred to, collectively, as the “Financing Transactions.”

Transactions not Contingent. Completion of this offering is not contingent upon the completion of the Merger. However, if we do not consummate the Merger on or prior to December 1, 2018, or if, on or prior to such date, the Merger Agreement is terminated, we will be required to redeem all of the outstanding notes (other than the 2028 notes) on the Special Mandatory Redemption Date at a redemption price equal to 101% of the principal amount of the notes we are required to redeem plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date as described under the caption “Description of the Notes—Special Mandatory Redemption.” The 2028 notes are not subject to the special mandatory redemption.

In addition, if the Merger is not completed on or before December 1, 2018 or if an Acquisition Termination Event occurs (which includes our determination in our reasonable judgment that the Merger will not occur), we will have the option of redeeming the Mandatory Convertible Preferred Stock, in whole but not in part, at a make-whole redemption price per share that includes a make-whole adjustment which could provide for a redemption price that exceeds the public offering price of the Mandatory Convertible Preferred Stock of $100.00

per share plus accrued and unpaid dividends. See “Description of Mandatory Convertible Preferred Stock” in this prospectus supplement.

We cannot assure you that we will complete any of the remaining Financing Transactions on the terms contemplated by this prospectus supplement or at all. Purchasers of our notes in this offering should not place undue reliance on the pro forma and as adjusted information included and incorporated by reference in this prospectus supplement and the accompanying prospectus because this offering is not contingent upon the completion of any of the remaining other transactions reflected in the adjustments included in that information and because the actual amount of proceeds we receive from the sale of our common stock pursuant to the forward sale agreements in the Common Stock Offering and from the sale of our Mandatory Convertible Preferred Stock and any Additional Financing may differ, perhaps substantially, from the amounts reflected in this prospectus supplement.

Sources and Uses

The following table sets forth the assumed sources and uses of funds to pay the Merger Consideration and related fees and expenses. The table assumes that the Merger, this offering, the Common Stock Offering, the full physical settlement of the forward sale agreements that we entered into in connection with the Common Stock Offering, the Mandatory Convertible Preferred Stock Offering and the initial Additional Financing are completed simultaneously, although the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering have closed and this offering and the initial Additional Financing are expected to occur before completion of the Merger. In addition, although we expect to settle a portion of the forward sale agreements concurrently with, or prior to, the closing of the proposed Merger, we expect to settle the remaining portion of the forward sale agreements after the Merger, if completed, in multiple settlements on or prior to December 15, 2019. As a result, at the time that the Merger is completed, the actual amount of equity financing will be lower, and the actual amount of debt financing will be higher, than the amounts reflected in the table below. Based on the assumptions set forth under this caption “—Sources and Uses” and the amounts set forth in the following table (which, as discussed below, does not reflect the exercise by the underwriters in the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering of their options to purchase additional shares of our common stock and Mandatory Convertible Preferred Stock), on a pro forma basis, the initial financing used to pay the Merger Consideration and related fees and expenses would consist of approximately 42% equity and approximately 58% debt. However, we plan to ultimately repay some of the indebtedness (including a portion of the notes offered hereby) we initially incur in connection with the Merger, if completed, with proceeds from the issue and sale of our common stock (including pursuant to the forward sale agreements) and, possibly, other equity securities, proceeds from asset sales and cash on hand, subsequent to the Merger.

The forward sale price in the Common Stock Offering is initially $105.074 per share, which is equal to the initial public offering price per share of our common stock in the Common Stock Offering less the underwriting discount. Although we expect to settle the forward sale agreements in connection with the Common Stock Offering entirely by full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements, and it is possible that we may not receive any proceeds, or may be required to make payments or deliver shares of our common stock to the forward sellers, in connection with settlement of the forward sale agreements. In addition, the following table assumes that we will settle the forward sale agreements at the initial forward sale price of $105.074 per share. However, the forward sale price is subject to adjustment pursuant to the forward sale agreements and the actual proceeds, if any, will be calculated as described in this prospectus supplement. See “Description of the Forward Sale Agreements.” As a result, the actual amount of cash we receive upon settlement of the forward sale agreements may be less, perhaps substantially, than the amount reflected in the following table or we may not receive any cash from that settlement.

We intend to use the net proceeds from this offering, the Common Stock Offering, the Mandatory Convertible Preferred Stock Offering and the initial Additional Financing to finance the Merger Consideration and to pay related fees and expenses. However, if any of the remaining Financing Transactions is not completed or the aggregate proceeds from the Financing Transactions are less than the amount we have assumed for purposes of the following table, we may be required to obtain additional financing, which we may not be able to obtain on terms that are acceptable to us, or at all.

The amount of proceeds from common stock sales under the forward sale agreements, assuming full physical settlement, appearing in the following table has been calculated by multiplying the actual number of shares of common stock we have agreed to issue and sell pursuant to the forward sale agreements by the actual initial forward sale price (before deducting the forward sale discount referred to below and expenses). The amount of proceeds from the Mandatory Convertible Preferred Stock Offering appearing in the following table reflects the actual amount of proceeds received from such offering, before giving effect to proceeds we received as a result of the exercise of the over-allotment options referred to below and before deducting underwriting discounts and expenses. All of the other amounts in the following table are assumed and are presented for illustrative and informational purposes only. The information in the following table is based on numerous assumptions and estimates (including the assumptions described above) and is subject to other uncertainties and our actual sources and uses of financing may differ, perhaps substantially, from those reflected in the following table. In addition, the actual amount of proceeds we receive from settlement of the forward sale agreements, this offering and the initial Additional Financing and the actual amount of fees and expenses (including discounts) payable in connection with the Merger and other transactions contemplated hereby may differ, perhaps substantially, from the amounts reflected in the following table and elsewhere in this prospectus supplement. Accordingly, investors should not place undue reliance on the information in the following table.

Sources of funds(1)		Uses of funds
(Dollars in millions)
Common stock sales under forward sale agreements, assuming full physical settlement(2)	$2,500	Merger Consideration	$9,450
Mandatory Convertible Preferred Stock(2)	1,500	Fees and expenses(3)	150
Notes offered hereby	5,000
Initial Additional Financing (short-term debt)	600

Total sources of funds	$9,600	Total uses of funds	$9,600

(1)	All dollar amounts in this column are calculated before deducting estimated underwriting discounts and other fees or expenses. In that regard, the initial sale price per share under the forward sale agreements is equal to the initial public offering price per share of our common stock in the Common Stock Offering less an amount per share (the “forward sale discount”) equal to the underwriting discount per share of our common stock in the Common Stock Offering, although the forward sale price is subject to adjustment as described in this prospectus supplement. The assumed dollar amount of gross proceeds from the sale of our common stock under forward sale agreements reflected in this column has been calculated before deducting the aggregate forward sale discount and assuming no such subsequent adjustment in the forward sale price.
(2)	Assumed proceeds from the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering do not reflect the impact of the underwriters having fully exercised their options to purchase additional shares of our common stock and Mandatory Convertible Preferred Stock in connection with those offerings.

(3)	The assumed amount of fees and expenses includes (i) the assumed aggregate forward sale discount payable in connection with the forward sale agreements, (ii) the assumed underwriting discount payable in connection with the Mandatory Convertible Preferred Stock Offering and (iii) the assumed underwriting discount payable in connection with this offering. In addition, the underwriters in the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering have agreed to reimburse us for certain expenses incurred in connection with those offerings. The amount of fees and expenses in this table reflects the assumed receipt of that reimbursement.

The Offering

The following summary contains basic information about this offering. It does not contain all of the information that is important to you. You should read this prospectus supplement and the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering carefully before making an investment decision.

As used in this section, references to “Sempra Energy,” “we,” “us” and “our” mean Sempra Energy excluding its subsidiaries and affiliates.

Issuer	Sempra Energy

Amount of Notes Offered	$500,000,000 aggregate principal amount of Floating Rate Notes due 2019 (the “2019 floating rate notes”).

$700,000,000 aggregate principal amount of Floating Rate Notes due 2021 (the “2021 floating rate notes” and together with the 2019 floating rate notes, the “floating rate notes”).

$500,000,000 aggregate principal amount of 2.400% Notes due 2020 (the “2020 notes”).

$500,000,000 aggregate principal amount of 2.900% Notes due 2023 (the “2023 notes”).

$1,000,000,000 aggregate principal amount of 3.400% Notes due 2028 (the “2028 notes”).

$1,000,000,000 aggregate principal amount of 3.800% Notes due 2038 (the “2038 notes”).

$800,000,000 aggregate principal amount of 4.000% Notes due 2048 (the “2048 notes” and together with the 2020 notes, the 2023 notes, the 2028 notes and the 2038 notes, the “fixed rate notes”; the floating rate notes and the fixed rate notes are sometimes referred to collectively herein as the “notes”).

The 2019 floating rate notes, the 2021 floating rate notes, the 2020 notes, the 2023 notes, the 2028 notes, the 2038 notes and the 2048 notes will each constitute a separate series of our debt securities under the indenture pursuant to which the notes will be issued.

Maturity	2019 floating rate notes: July 15, 2019.

2021 floating rate notes: January 15, 2021.

2020 notes: February 1, 2020.

2023 notes: February 1, 2023.

2028 notes: February 1, 2028.

2038 notes: February 1, 2038.

2048 notes: February 1, 2048.

Interest Rate	2019 floating rate notes: A per annum rate equal to the 3 Month LIBOR Rate (as defined under “Description of the Notes—Interest Rate and Maturity—Floating Rate Notes”), reset quarterly as described herein, plus 25 basis points, accruing from January 12, 2018.

2021 floating rate notes: A per annum rate equal to the 3 Month LIBOR Rate, reset quarterly as described herein, plus 50 basis points, accruing from January 12, 2018.

2020 notes: 2.400% per year, accruing from January 12, 2018.

2023 notes: 2.900% per year, accruing from January 12, 2018.

2028 notes: 3.400% per year, accruing from January 12, 2018.

2038 notes: 3.800% per year, accruing from January 12, 2018.

2048 notes: 4.000% per year, accruing from January 12, 2018.

Interest Payment Dates	Floating rate notes: January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2018, and at maturity (subject to possible adjustment of such interest payment dates as described under “Description of the Notes—Interest Rate and Maturity”).

Fixed rate notes: February 1 and August 1 of each year, beginning August 1, 2018.

Ranking	The notes are our unsecured and unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness and guarantees. The notes will rank senior to all of our existing and future indebtedness, if any, that is subordinated to the notes. The notes will be effectively subordinated to any secured indebtedness we have or may incur (to the extent of the collateral securing such secured indebtedness) and will also be effectively subordinated to all indebtedness and other liabilities of our subsidiaries. If the Merger is consummated, the notes will also be effectively subordinated to all indebtedness and other liabilities of Oncor Holdings and its subsidiaries (including Oncor).

Optional Redemption

The 2019 floating rate notes will not be subject to redemption at our option. At our option, we may redeem some or all of the 2021 floating rate notes at any time on or after January 14, 2019 at the applicable redemption price described in this prospectus supplement. At our option, we may redeem some or all of the fixed rate notes of each series at any time at the applicable redemption price for such series of fixed rate notes described in this prospectus supplement. See “Description of the Notes—Optional Redemption.”

Special Mandatory Redemption	The offering is not conditioned upon the consummation of the Merger, and there can be no assurance that the Merger will be consummated on the terms described herein or at all. However, if we do not consummate the Merger on or before 5:00 p.m. (New York City time) on December 1, 2018, or if, on or prior to such date, the Merger Agreement is terminated, we will be required to redeem all of the outstanding notes (other than the 2028 notes) on the Special Mandatory Redemption Date at a redemption price equal to 101% of the principal amount of the notes we are required to redeem plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date as described under the caption “Description of the Notes—Special Mandatory Redemption.” We are not required to deposit the proceeds from this offering into an escrow account pending completion of the Merger, nor will we grant any security interest or other lien on those proceeds to secure the redemption of the notes that are subject to special mandatory redemption as described above.

The 2028 notes are not subject to the special mandatory redemption. A failure to consummate the Merger or termination of the Merger Agreement will not trigger the special mandatory redemption of the 2028 notes.

Covenants	The notes and the related indenture do not contain any financial or other similar restrictive covenants. However, we will be subject to the covenant described under the caption “Description of Debt Securities—Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants” in the accompanying prospectus.

Use of Proceeds	We estimate that the net proceeds from the sale of the notes will be approximately $4,938.2 million (after deducting the underwriting discount but before deducting our estimated offering expenses). We intend to use the net proceeds from the sale of the notes, if completed, the Common Stock Offering, the Mandatory Convertible Preferred Stock Offering and, if completed, the initial Additional Financing to fund the Merger Consideration and to pay related fees and expenses or, in the case of any proceeds received from settlements under the forward sale agreements that occur after the closing of the proposed Merger, to repay indebtedness incurred to finance a portion of the cost of the proposed Merger and to pay related fees and expenses. See “—Recent Developments—Proposed Acquisition of Energy Future Holdings Corp.”

However, this offering is not contingent on the consummation of the Merger and there can be no assurance that the Merger or any Additional Financing will be consummated on the terms described herein or at all. If we do not consummate the Merger on or before

December 1, 2018, or if, on or prior to such date, the Merger Agreement is terminated, we will be required to redeem all of the outstanding notes (other than the 2028 notes) on the Special Mandatory Redemption Date as described above under “—Special Mandatory Redemption.” If we are required to redeem notes under those circumstances, we may use all or a portion of the net proceeds from the sale of the notes to pay all or a portion of the redemption price of the notes we are required to redeem and we intend to use any remaining net proceeds for general corporate purposes, which may include, in our sole discretion, voluntary redemption of the Mandatory Convertible Preferred Stock, repayment of other debt, including repayment of commercial paper, capital expenditures, investments, and possibly repurchases of our common stock at the discretion of our board of directors. See “Use of Proceeds.”

Common Stock Offering	On January 4, 2018, we priced an offering of 23,364,486 shares of our common stock at an initial public offering price of $107.00 per share. All such 23,364,486 shares of common stock were offered and sold by the forward sellers. Pursuant to the forward sale agreements, the forward sellers, at our request, borrowed from third parties and sold to the underwriters in such offering an aggregate of 23,364,486 shares of our common stock. The underwriters of the Common Stock Offering fully exercised the option we granted them to purchase an additional 3,504,672 shares of common stock directly from us solely to cover over-allotments. The Common Stock Offering closed on January 9, 2018.

We will not initially receive any proceeds from the sale of shares of our common stock offered in the Common Stock Offering (other than proceeds we received from the sale of shares of our common stock pursuant to the option we granted to the underwriters in the Common Stock Offering).

We estimate that the net proceeds to us from the sale of shares of our common stock in connection with the Common Stock Offering as a result of the underwriters having exercised their over-allotment option in full and pursuant to the related forward sale agreements will be approximately $2.82 billion (including net proceeds from shares to be sold pursuant to the over-allotment option referred to above), after deducting discounts but before deducting expenses payable by us, subject to certain adjustments pursuant to the forward sale agreements and assuming full physical settlement of the forward sale agreements at the initial forward sale price referred to below. We did not receive any proceeds under the forward sale agreements on the closing date of the Common Stock Offering. We expect that the forward sale agreements will settle in multiple settlements on or prior to December 15, 2019.

The initial forward sale price is $105.074 per share of our common stock. However, the forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds are subject to settlement of the forward sale agreements. If the overnight bank funding rate decreases substantially prior to the settlement of the forward sale agreements, we may receive less than the initial forward sale price per share upon physical settlement of the forward sale agreements. Although we expect to settle the forward sale agreements entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle the forward sale agreements, we would expect to receive an amount of net proceeds that is significantly lower than the estimate set forth in the table under “—Sources and Uses” above, and we may not receive any net proceeds (or may owe cash, which could be a significant amount, to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the forward purchasers). The forward sale agreements are also subject to acceleration by the forward purchasers upon the occurrence of certain events. See “Description of the Forward Sale Agreements.”

Mandatory Convertible Preferred Stock Offering	On January 4, 2018, we priced an offering of 15,000,000 shares of our Mandatory Convertible Preferred Stock, plus an additional 2,250,000 shares of our Mandatory Convertible Preferred Stock that the underwriters in the Mandatory Convertible Preferred Stock Offering purchased as a result of fully exercising the option to purchase such shares from us solely to cover over-allotments. The Mandatory Convertible Preferred Stock Offering closed on January 9, 2018. The net proceeds to us from the sale of shares of our Mandatory Convertible Preferred Stock in the Mandatory Convertible Preferred Stock Offering were approximately $1.69 billion (including net proceeds from shares sold pursuant to the over-allotment option referred to above), after deducting underwriting discounts but before deducting offering expenses payable by us. For additional information, see “Description of Mandatory Convertible Preferred Stock.”

RISK FACTORS

Investment in the notes involves risks. You should carefully consider the risks described below and the risk factors incorporated into this prospectus supplement and the accompanying prospectus by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, as well as any free writing prospectus we may provide you in connection with this offering, before acquiring any of the notes. The occurrence of any of these risks might cause you to lose all or part of your investment in the notes. See also “Forward-Looking Statements and Market Data.” In particular, you should review the information appearing in Part II of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 under the caption “Item 1A. Risk Factors,” which discusses some of the risks we face in connection with the proposed Merger and Financing Transactions, as well as the information appearing in our Current Report on Form 8-K filed with the SEC on December 15, 2017, which discusses certain ring-fencing measures and other regulatory commitments and governance mechanisms under the Stipulation. In that regard, unless otherwise expressly stated or the context otherwise requires, references to our “equity securities” or “debt securities” that appear under such caption of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 include, without limitation, the notes offered hereby, the common stock offered in the Common Stock Offering, the Mandatory Convertible Preferred Stock offered in the Mandatory Convertible Preferred Stock Offering and any commercial paper or other debt or equity securities that may be offered or sold in the Additional Financing.

Risks Related to the Notes

Uncertainty Relating to the LIBOR Calculation Process and Potential Phasing Out of LIBOR After 2021 May Adversely Affect the Market Value of the Floating Rate Notes.

Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers’ Association (the “BBA”) in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR. Actions by the BBA, regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined, the phasing out of LIBOR or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. Furthermore, in the United States, efforts to identify a set of alternative U.S. dollar reference interest rates include proposals by the Alternative Reference Rates Committee of the Federal Reserve Board and the Federal Reserve Bank of New York. At this time, it is not possible to predict whether any such changes will occur, whether LIBOR will be phased out or any such alternative reference rates or other reforms to LIBOR will be enacted in the United Kingdom, the United States or elsewhere or the effect that any such changes, phase out, alternative reference rates or other reforms, if they occur, would have on the amount of interest paid on, or the market value of, the floating rate notes. Uncertainty as to the nature of such potential changes, phase out, alternative reference rates or other reforms may materially adversely affect the trading market for LIBOR-based securities, including the floating rate notes. Reform of, or the replacement or phasing out of, LIBOR and proposed regulation of LIBOR and other “benchmarks” may materially adversely affect the market value of and the amount of interest paid on the floating rate notes. In that regard, if the applicable LIBOR rate used in determining the interest rate on the floating rate notes offered hereby is not available on an interest determination date for the floating rate notes, the terms of the floating rate notes require that we use the applicable LIBOR rate determined as of the immediately preceding interest determination date, which may result in the amount of interest payments on the floating rate notes being different than expected and may affect the market value of the floating rate notes. For additional information, see the definition of “3 Month LIBOR Rate” appearing under “Description of the Notes—Interest Rate and Maturity—Floating Rate Notes.”

Sempra Energy’s ability to pay dividends and to meet its debt obligations largely depends on the performance of its subsidiaries and the ability to utilize the cash flows from those subsidiaries.

Sempra Energy is a holding company substantially all of whose assets are owned by its subsidiaries. Sempra Energy’s ability to pay dividends and meet its debt and other obligations depends almost entirely on cash flows from its subsidiaries and joint ventures and other entities in which it has invested and, in the short term, its ability to raise capital from external sources. In the long term, cash flows from the subsidiaries and the joint ventures and other entities in which we have invested depend on their ability to generate operating cash flows in excess of their own expenditures, common and preferred stock dividends (if any), and debt or other obligations. In addition, the subsidiaries are separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to Sempra Energy, whether to enable Sempra Energy to pay principal and interest on its debt securities (including the notes offered hereby), its other obligations or dividends on its common stock or the Mandatory Convertible Preferred Stock, and could be precluded from paying any such dividends or making any such loans or distributions under certain circumstances, including, without limitation, as a result of legislation, regulation, court order, contractual restrictions or in times of financial distress.

In that regard, pursuant to agreements related to the proposed Merger, existing governance mechanisms, commitments made by Sempra Energy as part of its application to the PUCT for approval of the Merger and the Stipulation, Sempra Energy has committed to certain “ring-fencing” measures to enhance Oncor’s separateness from its owners, and to mitigate the risk that Oncor would be negatively impacted in the event of a bankruptcy or other adverse financial developments affecting its owners, including Sempra Energy. These measures provide, among other things, that Oncor may not, unless otherwise allowed by the PUCT, pay dividends or make other payments (except for contractual tax payments) if that payment would cause its debt-to-equity ratio to exceed the ratio required by the PUCT or if the credit rating on Oncor’s senior secured debt securities by any of the three major rating agencies falls below BBB (or the equivalent). Moreover, because Sempra Energy will not control Oncor and a majority of Oncor’s board of directors will be independent, Sempra Energy will not be able to control the payment of dividends by Oncor and Sempra Energy has further agreed that Oncor will not pay any dividends or make any other distributions (except for contractual tax payments) if a majority of Oncor’s independent directors determines that it is in the best interest of Oncor to retain such funds to meet expected future requirements. In addition, the PUCT has approved the modification of Oncor’s required regulatory capital structure from a debt-to-equity ratio of 60% debt to 40% equity to a ratio of 57.5% debt to 42.5% equity. This modification, which became effective November 27, 2017, will likely require Oncor to take certain actions to raise its equity percentage, including, but not limited to, reducing or eliminating dividends, and will likely require capital contributions by Sempra Energy. In addition, pursuant to the Stipulation, Sempra Energy has agreed to make, within 60 days after the Merger, its proportionate share (i.e., 80.03%) of the aggregate equity investment in Oncor in an amount necessary for Oncor to raise the equity component of its regulatory capital structure to 42.5%. For additional information, see our Current Report on Form 8-K filed with the SEC on December 15, 2017 and incorporated herein by reference, which may be obtained under “Where You Can Find More Information” in the accompanying prospectus. In addition, Sempra Energy and Oncor are continuing to engage in settlement discussions with the remaining stakeholders in the PUCT proceeding regarding the Joint Application, and it is possible that Sempra Energy may be required to agree to additional commitments and restrictions in order to successfully conclude those discussions.

A significant portion of our worldwide cash reserves are generated by, and therefore held in, foreign jurisdictions. Some jurisdictions impose taxes on cash transferred to the United States, and the United States may also require us to pay tax on any such transferred cash, which could reduce the cash available to us. To the extent we have excess cash in foreign locations that could be used in, or is needed by, our United States operations, we may incur significant U.S. and foreign taxes to repatriate these funds.

This offering is not contingent upon the completion of the Merger. If we do not consummate the Merger on or prior to December 1, 2018, or if, on or prior to such date, the Merger Agreement is terminated, we will be required to redeem all of the outstanding notes (other than the 2028 notes) and we may not have the financial resources necessary to effect such redemption.

This offering is not contingent upon the completion of the Merger. Our ability to consummate the Merger is subject to various conditions, certain of which are beyond our control. The Merger Agreement contains certain provisions permitting its termination under certain circumstances. If we do not consummate the Merger on or prior to December 1, 2018, or if, on or prior to such date, the Merger Agreement is terminated, we will be required to redeem all outstanding notes (other than the 2028 notes) on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate principal amount of the notes we are required to redeem plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. See “Description of the Notes—Special Mandatory Redemption” in this prospectus supplement. If we redeem notes pursuant to the special mandatory redemption, you may not obtain the return that you expected on your investment in the notes that are so redeemed. In particular, we cannot assure that you will be able reinvest your redemption proceeds in an investment with a return that is as high as the return you would have earned on the notes that we redeemed and that have a similar level of investment risk. To the extent we incur indebtedness or issue debt securities (in addition to the notes) or additional shares of preferred stock (in addition to the Mandatory Convertible Preferred Stock) as all or part of the Additional Financing, we may be required to redeem or repay some or all of such indebtedness, debt securities and preferred stock under circumstances similar to those that would require us to effect a special mandatory redemption of the notes (other than the 2028 notes) as described above, and that redemption or repayment price may also include a premium.

Whether or not the special mandatory redemption is ultimately triggered, the existence of the mandatory redemption provisions may adversely affect the trading prices of the notes that are subject to those provisions until such time, if any, as the Merger is consummated.

We will not be required to deposit the proceeds from the issuance of the notes into an escrow account pending completion of the Merger, nor will we be required to grant any security interest in or other lien on those proceeds to secure any mandatory redemption of the notes. If we incur additional indebtedness or issue additional debt securities or shares of our preferred stock as part of the Additional Financing, and if the terms of any such indebtedness, debt securities or preferred stock require us to redeem or repay such indebtedness, debt securities or preferred stock if the Merger does not occur by a specified date, the Merger Agreement is terminated or under similar circumstances, we also may not be required to deposit the proceeds therefrom into an escrow account pending completion of the Merger or to grant any security interest in or other lien on those proceeds to secure any required repayment or redemption of any such indebtedness, debt securities or preferred stock.

If we are required to redeem or repay any notes, or any other indebtedness, debt securities, shares of preferred stock or other securities, whether because the Merger is not completed by a specified date, the Merger Agreement is terminated or under similar circumstances, our ability to pay the redemption or repayment price may be limited by our financial resources at the time and the terms of our debt instruments and other instruments and agreements, and it is possible that we will not have sufficient financial resources available to satisfy our obligations to redeem or repay any or all of the notes or any such additional indebtedness, debt securities, preferred stock or other securities. Any failure to pay the mandatory redemption price of the notes of any series when due would constitute an event of default with respect to the notes of such series pursuant to the indenture under which those notes are issued and any such failure to pay such mandatory redemption or repayment price of the notes or any such indebtedness, debt securities, preferred stock or other securities as and when required could have a material adverse effect on our business, results of operations and financial condition and the market prices of our securities, including the notes offered hereby. It is also possible that our failure to complete the Merger, or the expenditure of our funds to redeem or repay other debt securities, indebtedness, shares of preferred stock, other securities or Mandatory Convertible Preferred Stock, may have a material adverse effect on the market price of the notes.

The 2028 notes are not subject to special mandatory redemption. As a result, we will not be obligated to redeem the 2028 notes if the Merger is not completed. Accordingly, your purchase of the 2028 notes in this offering may be an investment in the debt securities of Sempra Energy on a stand-alone basis without any of the assets of EFH, including its indirect investment in Oncor, or anticipated benefits of the Merger. We will have broad discretion to use the net proceeds from the issuance of the 2028 notes if the Merger does not occur. If the Merger does not occur, we expect to use the net proceeds from the sale of the 2028 notes for general corporate purposes, which may include payment of the mandatory redemption price of the notes we are required to redeem, voluntary redemption of the Mandatory Convertible Preferred Stock, repayment of other debt, including repayment of commercial paper, capital expenditures, investments and possibly repurchases of our common stock at the discretion of our board of directors. See “Use of Proceeds.”

Certain credit rating agencies may downgrade our credit ratings or place those ratings on negative outlook, which may adversely affect the market price of the notes, our common stock and our Mandatory Convertible Preferred Stock.

As described under “Summary Information—Recent Developments—Proposed Acquisition of Energy Future Holdings Corp.,” on December 20, 2017, Moody’s placed Sempra Energy’s credit ratings (which include its ratings on the notes offered hereby) on negative outlook. Moody’s indicated that this action was triggered by our having entered into the Stipulation with the staff of the PUCT and other key stakeholders, which Moody’s described as a significant milestone in our attaining regulatory approval for the Merger. In addition, Moody’s indicated that a downgrade of our credit ratings over the 12 to 18 months after December 20, 2017 is likely if they anticipate that our consolidated credit metrics will remain weak, relative to our current credit rating, beyond 2019, specifically if our consolidated ratio of cash flow from operations before changes in working capital to debt remains below 18% (assuming successful completion of the Merger) for an extended period of time. Moody’s also indicated that a downgrade could also be considered if there is a further delay in the completion of our Cameron LNG project. Likewise, Standard & Poor’s has indicated that it could downgrade its rating of Sempra Energy’s senior unsecured debt securities, including the notes offered hereby, within 12 months following October 9, 2017 if we do not complete the Merger or if the aggregate indebtedness of our subsidiaries continues to exceed 50% of our consolidated debt. Moody’s also issued a public comment on December 20, 2017 regarding recent wildfires in northern California and Ventura County, California indicating that the December 6, 2017 decision issued by the CPUC denying SDG&E’s request to recover approximately $379 million of pretax costs associated with the 2007 wildfires (based on the CPUC’s finding that SDG&E did not reasonably operate the facilities involved in the wildfires) is credit negative for SDG&E, for Sempra Energy and for other California utilities seeking to recover costs from wildfires. Moody’s further indicated that it may reassess its view of the California regulatory framework if it determines that the credit supportiveness of California’s regulatory environment has weakened (including as a result of the CPUC’s discretion in denying recovery of wildfire costs), which would also be credit negative and could lead to a downgrade of the credit ratings of California investor-owned utilities, including SDG&E, or those ratings being placed on negative outlook. Also, as described in the second succeeding risk factor below, recently enacted U.S. tax legislation could materially adversely affect our credit ratings. The negative outlook by Moody’s, any downgrade of our credit ratings by Standard & Poor’s, Fitch Ratings, Moody’s or any other rating agency, or any additional negative outlook on our credit ratings may adversely affect the market price of the notes offered hereby and our other debt securities, our common stock and our Mandatory Convertible Preferred Stock and could make it more costly for us to issue future debt securities, to borrow under our credit facilities and to raise certain other types of financing.

Some of the notes are subject to early redemption.

As described under “Description of Notes—Optional Redemption,” on and after January 14, 2019 we may at our option redeem the 2021 floating rate notes in whole or from time to time in part at the redemption price described herein. In addition, we may at our option redeem the fixed rate notes of any series at any time in whole or from time to time in part at the redemption price described herein. We will be required to redeem the notes

(other than the 2028 notes) if the Merger is not consummated on or prior to December 1, 2018 or if, on or prior to such date, the Merger Agreement is terminated as described below under “Description of the Notes—Special Mandatory Redemption.” Consequently, we may choose to redeem your notes, or be required to redeem all of the notes (other than the 2028 notes), at a time when prevailing interest rates are lower than the effective interest rate paid on your notes. We cannot assure you that you will be able reinvest your redemption proceeds in an investment with a return that is as high as the return you would have earned on the notes if they had not been redeemed and that has a similar level of investment risk.

Recent U.S. tax legislation may materially adversely affect our financial condition, results of operations and cash flows, the value of investments in our debt securities, including the notes offered hereby, our common stock and our Mandatory Convertible Preferred Stock, and our credit ratings.

Recently enacted U.S. tax legislation will significantly change the U.S. Internal Revenue Code, including taxation of U.S. corporations, by, among other things, limiting interest deductions, reducing the U.S. corporate income tax rate, altering the expensing of capital expenditures, adopting elements of a territorial tax system, assessing a repatriation tax or “toll-charge” on undistributed earnings and profits of U.S.-owned foreign corporations, and introducing certain anti-base erosion provisions. The legislation is unclear in certain respects and will require interpretations and implementing regulations by the Internal Revenue Service (“IRS”), as well as state tax authorities, and the legislation could be subject to potential amendments and technical corrections, any of which could lessen or increase certain adverse impacts of the legislation. In addition, the regulatory treatment of the impacts of this legislation will be subject to the discretion of the FERC and state public utility commissions.

While our analysis and interpretation of this legislation is preliminary and ongoing, based on our current evaluation, we expect that the limitations on interest deductions will negatively impact our earnings per share, and that the reduction of the U.S. corporate income tax rate will require a write-down of our deferred income tax assets (including the value of our net operating loss carryforwards) resulting in a material noncash charge against earnings in the fourth quarter of 2017, the period in which the tax legislation was enacted, which may be subject to further adjustment in subsequent periods throughout 2018 in accordance with recent interpretive guidance issued by the SEC. In addition, although it is unclear when or how capital markets, credit rating agencies, the FERC or state public utility commissions may respond to this legislation, we do expect that certain financial metrics used by credit rating agencies, such as our funds from operations-to-debt percentage, could be negatively impacted as a result of certain limitations on tax deductions and an anticipated decrease in required income tax reimbursement payments to us from our domestic utility subsidiaries. Further, there may be other material adverse effects resulting from the legislation that we have not yet identified.

We believe that interpretations and implementing regulations by the IRS, as well as potential amendments and technical corrections, could result in lessening the negative impacts of certain aspects of this legislation, including some of the adverse impacts resulting from the limitations on interest deductions (the proper interpretation of which is still unclear), although there can be no assurance that this will occur or that interpretations, regulations, amendments and technical corrections will not exacerbate some of the negative impacts of the legislation. In addition, we believe we should be able to take actions to manage some of the anticipated adverse impacts of the legislation (other than the write-down of our deferred income tax assets) over the next several years, including through repatriation of undistributed non-U.S. earnings, adjusting the timing of capital expenditures, and possible redeployment of capital through sales or monetizations of assets to reduce our future use of debt financing to fund our capital requirements, although there can be no assurance in this regard. It is also uncertain how credit rating agencies will treat the impacts of this legislation on their credit ratings and metrics, and whether additional avenues will evolve for companies to manage the adverse aspects of this legislation. We believe that these actions, to the extent available and if successfully applied, could lessen the negative impacts on certain credit metrics, such as our funds from operations-to-debt percentage, although there can be no assurance in this regard.

If we are unable to successfully take actions to manage the adverse impacts of the new tax legislation, or if additional interpretations, regulations, amendments or technical corrections exacerbate the adverse impacts of the legislation, the legislation could have a material adverse effect on our financial condition, results of operations and cash flows and on the value of investments in our debt securities, including the notes offered hereby, our common stock and our Mandatory Convertible Preferred Stock, and could result in credit rating agencies placing our credit ratings, including their credit ratings on the notes offered hereby, on negative outlook or downgrading our credit ratings. Any such actions by credit rating agencies may make it more difficult and costly for us to issue future debt securities and certain other types of financing and could increase borrowing costs under our credit facilities.

Risks Related to the Merger

Sempra Energy will incur significant additional indebtedness in connection with the Merger and this offering. As a result, it may be more difficult for Sempra Energy to pay or refinance its debts or take other actions, and Sempra Energy may need to divert cash to fund debt service payments.

As discussed herein, Sempra Energy will incur significant additional indebtedness to finance the Merger Consideration and related transaction costs, including through issuance of the notes offered hereby. Moreover, although Sempra Energy currently plans to fund a significant portion of the Merger Consideration through sales of its equity securities, to the extent it is unable to do so the amount of indebtedness it will incur to finance the Merger and associated transaction costs will likely increase, perhaps substantially. The increase in Sempra Energy’s debt service obligations resulting from this additional indebtedness could have a material adverse effect on the results of operations, financial condition and prospects of the combined company.

Sempra Energy’s increased indebtedness could:

•	make it more difficult and/or costly for Sempra Energy to pay or refinance its debts as they become due, particularly during adverse economic and industry conditions, because a decrease in revenues or increase in costs could cause cash flow from operations to be insufficient to make scheduled debt service payments;

•	limit Sempra Energy’s flexibility to pursue other strategic opportunities or react to changes in its business and the industry sectors in which it operates and, consequently, put Sempra Energy at a competitive disadvantage to its competitors that have less debt;

•	require a substantial portion of Sempra Energy’s available cash to be used for debt service payments, thereby reducing the availability of its cash to fund working capital, capital expenditures, development projects, acquisitions, dividend payments and other general corporate purposes, which could harm Sempra Energy’s prospects for growth and the market price of its common stock, Mandatory Convertible Preferred Stock and debt securities (including the notes offered hereby), among other things;

•	result in a downgrade in the credit ratings on Sempra Energy’s indebtedness (including as a result of actions by Moody’s or Standard & Poor’s as described above under “—Certain credit rating agencies may downgrade our credit ratings or place those ratings on negative outlook, which may adversely affect the market price of the notes, our common stock and our Mandatory Convertible Preferred Stock”), which could limit Sempra Energy’s ability to borrow additional funds, increase the interest rates under its credit facilities and under any new indebtedness it may incur, and reduce the trading prices of its outstanding debt securities (including the notes offered hereby), common stock and Mandatory Convertible Preferred Stock;

•	make it more difficult for Sempra Energy to raise capital to fund working capital, make capital expenditures, pay dividends, pursue strategic initiatives or for other purposes;

•	result in higher interest expense in the event of increases in interest rates on Sempra Energy’s current or future borrowings subject to variable rates of interest; and

•

require that additional materially adverse terms, conditions or covenants be placed on Sempra Energy under its debt instruments, which covenants might include, for example, limitations on additional borrowings and specific restrictions on uses of our assets, as well as prohibitions or limitations on our ability to create liens, pay dividends, receive distributions from our subsidiaries, redeem or repurchase our stock or make investments, any of which could hinder our access to capital markets and limit or delay our ability to carry out our capital expenditure program.

Based on the current and expected results of operations and financial condition of Sempra Energy and its subsidiaries and the currently anticipated financing structure for the Merger, Sempra Energy believes that its cash flow from operations, together with the proceeds from borrowings, issuances of equity and debt securities in the capital markets, distributions from its equity method investments, project financing and equity sales (including tax equity and partnering in joint ventures) will generate sufficient cash on a consolidated basis to make all of the principal and interest payments when such payments are due under Sempra Energy’s and its current subsidiaries’ existing credit facilities, indentures and other instruments governing their outstanding indebtedness and under the indebtedness anticipated to be incurred to fund the Merger Consideration. However, Sempra Energy’s expectation is subject to numerous estimates, assumptions and uncertainties, and there can be no assurance that Sempra Energy will be able to make such payments of principal and interest or repay or refinance such borrowings and obligations when due. Oncor and its subsidiaries will not guarantee any indebtedness of Sempra Energy or any of its other subsidiaries, nor will any of them have any obligation to provide funds (nor will we have any ability to require them to provide funds), whether in the form of dividends, loans or otherwise, to enable Sempra Energy to pay dividends on its common stock or Mandatory Convertible Preferred Stock or Sempra Energy and its other subsidiaries to make required debt service payments, particularly in light of the ring-fencing arrangements described above under “Summary Information—Recent Developments” and “Risks Related to the Notes—Sempra Energy’s ability to pay dividends and to meet its debt obligations largely depends on the performance of its subsidiaries and the ability to utilize the cash flows from those subsidiaries” and in our Current Report on Form 8-K filed with the SEC on December 15, 2017. As a result, the Merger will substantially increase Sempra Energy’s debt service obligations without any assurance that Sempra Energy will receive any cash from Oncor or any of its subsidiaries to assist Sempra Energy in servicing its indebtedness, paying dividends on its common stock and Mandatory Convertible Preferred Stock or meeting its other cash needs.

Sempra Energy is committed to maintaining its credit ratings at investment grade. To maintain these credit ratings, Sempra Energy may consider it appropriate to reduce the amount of its indebtedness outstanding following the Merger. Sempra Energy may seek to reduce this indebtedness with the proceeds from the issuance of additional shares of common stock and, possibly, other equity securities, cash on hand and proceeds from asset sales, which may dilute the voting rights and economic interests of holders of Sempra Energy’s common stock. However, the ability of Sempra Energy to raise additional equity financing after completion of the Merger will be subject to market conditions and a number of other risks and uncertainties, including whether the results of operations of the combined company meet the expectations of investors and securities analysts. There can be no assurance that Sempra Energy will be able to issue additional shares of its common stock or other equity securities after the Merger on terms that it considers acceptable or at all, or that Sempra Energy will be able to reduce the amount of its outstanding indebtedness after the Merger, should it elect to do so, to a level that permits it to maintain its investment grade credit ratings.

We expect that the actual amount of indebtedness we incur initially to finance a portion of the Merger Consideration and related costs and expenses will be greater than the amount reflected in this prospectus supplement and the unaudited pro forma condensed combined financial information incorporated by reference herein.

We expect that the amount of indebtedness we incur initially to finance a portion of the Merger Consideration and related fees and expenses will be higher than the amount reflected under the captions “Summary Information—Recent Developments—Sources and Uses” in this prospectus supplement and in the unaudited pro forma condensed combined financial information filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 2, 2018. This is because the information under those captions reflects our assumed receipt of all of the net proceeds from the full physical settlement of the forward sale agreements we entered into in connection with the Common Stock Offering. Although we expect to settle a portion of the forward sale agreements concurrently with, or prior to, the closing of the proposed Merger, we expect to settle the remaining portion of the forward sale agreements after the Merger, if completed, in multiple settlements on or prior to December 15, 2019. As a result, we expect that, at the time that the Merger is completed, the actual amount of proceeds that we will have received from sales of shares of our common stock pursuant to the forward sale agreements will be lower, and the amount of debt we will have incurred to pay the Merger Consideration and related fees and expenses will be higher, than the respective amounts reflected under that caption and in such unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information incorporated by reference in this prospectus supplement and the accompanying prospectus is presented for illustrative purposes only and does not purport to represent what the financial position or results of operations of the combined company would have been had the Transactions been completed on the dates assumed for purposes of that pro forma information, nor does it represent the actual financial position or results of operations of the combined company following the Transactions, if consummated.

The unaudited pro forma condensed combined financial information incorporated by reference in this prospectus supplement and the accompanying prospectus is presented for illustrative purposes only, is based on numerous adjustments, assumptions and estimates, is subject to numerous other uncertainties and does not purport to reflect what the combined company’s financial position or results of operations would have been had the Transactions been completed as of the dates assumed for purposes of that pro forma financial information, nor does it reflect the financial position or results of operations of the combined company following the Transactions, if consummated.

The unaudited pro forma condensed combined financial information reflects the assumptions of our management at the time that the unaudited pro forma condensed combined financial information was initially prepared, and therefore does not reflect the actual amount of proceeds we received or will receive, as applicable, from the forward sale agreements, the Common Stock Offering, the Mandatory Convertible Preferred Stock Offering, the Additional Financing or the notes offered hereby, the actual number of shares of common stock or Mandatory Convertible Preferred Stock or the public offering price of those shares in the Common Stock Offering, the actual forward sale price or number of shares of our common stock that may be sold pursuant to the forward sale agreements, the actual dividend rate on, or the actual number of shares of our common stock issuable on conversion of, the Mandatory Convertible Preferred Stock, the actual interest rates on the notes offered hereby or any initial Additional Financing, or the actual amount of fees and expenses and underwriting and forward sale discounts we will pay in connection with the Transactions. Although we closed the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering on January 9, 2018 and entered into the forward sale agreements on January 4, 2018, the unaudited pro forma condensed combined financial information has not been updated to reflect the actual amount of proceeds we received from those offerings or expect to receive from settlement of the forward sale agreements (assuming full physical settlement), the actual number of shares involved in the Common Stock Offering or that we have agreed to sell pursuant to the forward sale agreements, or the actual size of this offering. Therefore, the actual amount of net proceeds from the respective initial Financing Transactions may differ, perhaps substantially, from the amounts reflected in the unaudited pro forma condensed combined financial information, and other actual amounts may vary, perhaps substantially, from the assumed amounts set forth in the unaudited pro forma condensed combined financial information.

In addition, as described in the immediately preceding risk factor, we expect that, at the time of the consummation of the Merger, the amount of indebtedness we initially incur to pay the Merger Consideration and related fees and expenses will be greater, and the amount of proceeds we receive from the sale of our common stock pursuant to the forward sale agreements will be less, than the respective amounts we have assumed for the purposes of the unaudited pro forma condensed combined financial information.

For purposes of the unaudited pro forma condensed combined financial information, the estimated Merger Consideration has been preliminarily allocated to the identifiable assets acquired and liabilities assumed based on limited information presently available to estimate fair values. The Merger Consideration will be allocated among the relative fair values of the identifiable assets acquired and liabilities assumed based on their estimated fair values as of the date of the Merger. The relative fair values of the assets acquired and liabilities assumed are estimates, which are subject to change pending further review. The actual amounts recorded at the completion of the Merger, if completed, may differ materially from the information presented in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has also been prepared on the assumption that the Transactions will be completed on the terms and in accordance with the assumptions set forth in such unaudited pro forma condensed combined financial statements filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 2, 2018. Any changes in these assumptions, including, without limitation, any changes in the assumed types or sizes of the initial Financing Transactions, the assumed interest and dividend rates on the notes and short-term debt we plan to issue and Mandatory Convertible Preferred Stock we issued or the assumed interest rate on borrowings we are assuming we will make, the assumed number of shares of common stock and Mandatory Convertible Preferred Stock we issue, the assumed forward sale price under, the settlement dates for, and manner in which we settle the forward sale agreements, the assumed amount of our transaction costs or the assumed amounts of net proceeds we receive from the respective initial Financing Transactions would result in a change in the unaudited pro forma condensed combined financial information, which could be material. In addition, because none of the remaining initial Financing Transactions will be contingent upon completion of any of the other remaining initial Financing Transactions, it is possible that one or more of the remaining initial Financing Transactions will not be completed. Likewise, because none of the remaining initial Financing Transactions is contingent upon completion of the Merger, it is possible that the Merger will not be completed and, if the Merger is not completed, we will be required to redeem all of the outstanding notes (other than the 2028 notes) on the Special Mandatory Redemption Date as described under “Description of the Notes—Special Mandatory Redemption” and we may elect to redeem all of the outstanding Mandatory Convertible Preferred Stock that we have issued. It is also possible that the initial Financing Transactions, if completed, will not generate the anticipated amount of net proceeds, which may require us to obtain additional or alternative financing, and we may not be able to obtain additional or alternative financing on terms we consider acceptable, or at all. We have also assumed that EFH’s existing Chapter 11 bankruptcy proceedings will be concluded on the terms currently contemplated, including, without limitation, the settlement of EFH’s liabilities and creditor and other claims against EFH in accordance with those contemplated terms. See the unaudited pro forma condensed combined financial information filed as an exhibit to our Current Report on Form 8-K referred to above and each of our, EFH’s and Oncor Holdings’ consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our, EFH’s and Oncor Holdings’ actual financial positions and results of operations prior to the Merger and that of the combined company following the Merger, if consummated, may not be consistent with, or evident from, the unaudited pro forma condensed combined financial information incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, the assumptions or estimates used in preparing the unaudited pro forma condensed combined financial information may not prove to be accurate and may be affected by a broad range of factors.

Although the unaudited pro forma condensed combined financial information incorporated by reference in this prospectus supplement and the accompanying prospectus includes sensitivity analyses that are intended to assist you in quantifying the impact of changes in certain of the assumptions used in preparing such pro forma information, those sensitivity analyses reflect the pro forma impact of only a limited number of those assumptions and therefore do not allow you to quantify the impact of changes in any of the other assumptions made in calculating this pro forma information and changes in certain of those other assumptions may have a material impact on the unaudited pro forma condensed combined financial information. Likewise, the sensitivity analyses we have provided do not necessarily address the impact of all possible changes in the relevant assumptions. We have not updated the unaudited pro forma condensed combined financial information to reflect the actual number of shares sold in the Common Stock Offering or the Mandatory Convertible Preferred Stock

Offering, the actual public offering prices or forward sale price of those shares, the actual dividend rate on the Mandatory Convertible Preferred Stock, the actual interest rate on the notes offered hereby or any of the other actual terms of the Common Stock Offering, the Mandatory Convertible Preferred Stock Offering, the forward sale agreements or this offering.

As a result of the foregoing, investors should not place undue reliance on unaudited pro forma condensed combined financial information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

EFH has advised us that they identified a material weakness in their internal control over financial reporting.

EFH has advised us that, in the course of preparing its consolidated financial statements as of and for the nine months ended September 30, 2017, its management determined that EFH had failed to properly account for a change in the accounting for certain interest expense necessitated by a bankruptcy court decision in its ongoing bankruptcy proceedings. EFH has further advised us that, although they believe that this interest expense has been appropriately reflected in the unaudited condensed financial statements of EFH as of and for the nine months ended September 30, 2017 incorporated by reference in this prospectus supplement, its management nonetheless concluded that the initial failure to properly account for this expense constitutes a material weakness in its internal control over financial reporting.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. EFH has advised us that they have taken steps to remediate the deficiency that resulted in this material weakness. However, EFH is not required to file reports with the SEC under the Securities Exchange Act of 1934, as amended, and, as a result, its auditors do not perform an evaluation of the effectiveness of EFH’s internal control over financial reporting. It is possible that there may be other deficiencies in EFH’s financial controls that have not been detected.

Risks Related to the Forward Sale Agreements

Settlement provisions contained in the forward sale agreements subject us to certain risks.

The forward purchasers will have the right to accelerate the forward sale agreements (or, in certain cases, the portion thereof that they determine is affected by the relevant event) and require us to physically settle the forward sale agreements on a date specified by the forward purchasers if:

•	they are unable to establish, maintain or unwind their hedge position with respect to the forward sale agreements;

•	they determine that they are unable to, or it is commercially impracticable for them to, continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreements or that, with respect to borrowing such number of shares of our common stock, they would incur a rate that is greater than the borrow cost specified in the forward sale agreements, subject to a prior notice requirement;

•	we declare or pay cash dividends in an amount in excess of amounts, or at a time other than, those prescribed by the forward sale agreements or declare or pay certain other types of dividends or distributions on shares of our common stock;

•	an event is announced that, if consummated, would result in an extraordinary event (including certain mergers and tender offers, our nationalization, our insolvency and the delisting of the shares of our common stock);

•	an ownership event (as such term is defined in the forward sale agreements) occurs; or

•	certain other events of default, termination events or other specified events occur, including, among other things, a change in law.

The forward purchasers’ decision to exercise their right to accelerate the forward sale agreements (or, in certain cases, the portion thereof that they determine is affected by the relevant event) and to require us to settle the forward sale agreements will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common stock under the terms of the physical settlement provisions of the forward sale agreements irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of the notes and our common stock and any Mandatory Convertible Preferred Stock we may issue.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion, but which we expect to occur in multiple settlements on or prior to December 15, 2019. Subject to the provisions of the forward sale agreements, delivery of our shares upon physical or net share settlement of the forward sale agreements will result in dilution to our earnings per share and may adversely affect the market price of our common stock and any Mandatory Convertible Preferred Stock we may issue.

We may elect, subject to certain conditions, cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle the forward sale agreements if the Merger does not close or if we otherwise have no current use for all or a portion of the net proceeds due upon physical settlement of the forward sale agreements.

If we elect to cash or net share settle all or a portion of the shares of our common stock underlying the forward sale agreements, we would expect the forward purchasers or one of their affiliates to purchase the number of shares necessary, based on the number of shares with respect to which we have elected cash or net share settlement, in order to satisfy their obligation to return the shares of our common stock they had borrowed in connection with sales of our common stock in the Common Stock Offering and, if applicable in connection with net share settlement, to deliver shares of our common stock to us or taking into account shares of our common stock to be delivered by us, as applicable. If the price paid by the forward purchasers or one of their affiliates to so purchase our common stock is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchasers under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the price paid by the forward purchasers or one of their affiliates to so purchase our common stock is below the forward sale price at that time, the forward purchasers will pay or deliver, as the case may be, to us under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. See “Description of the Forward Sale Agreements” for information on the forward sale agreements.

In addition, the purchase of our common stock by the forward purchasers or their affiliates to unwind the forward purchasers’ hedge position could cause the price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock that we would owe to the forward purchasers upon cash settlement or net share settlement, as the case may be, of the forward sale agreements, or decreasing the amount of cash or the number of shares of our common stock that the forward purchasers owe us upon cash settlement or net share settlement, as the case may be, of the forward sale agreements.

In case of our bankruptcy or insolvency, the forward sale agreements will automatically terminate, and we would not receive the expected proceeds from the sale of our common stock.

If we file for or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, the forward sale agreements will automatically terminate. If the forward sale agreements so terminate, we would not be obligated to deliver to the forward purchasers any shares of our common stock not previously delivered, and the forward purchasers would be discharged from their obligation to pay the relevant forward sale price per share in respect of any shares of common stock not previously settled. Therefore, to the extent there are any shares of our common stock with respect to which the forward sale agreements have not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of common stock.

USE OF PROCEEDS

The net proceeds from the sale of the notes will be approximately $4,938.2 million (after deducting the underwriting discount but before deducting our estimated offering expenses). We intend to use the net proceeds from this offering, the Common Stock Offering, the Mandatory Convertible Preferred Stock Offering and, if completed, the initial Additional Financing, to fund the Merger Consideration and to pay related fees and expenses, or, in the case of any forward sales that settle after the closing of the proposed Merger, to repay indebtedness incurred to finance a portion of the Merger Consideration and to pay related fees and expenses. See “Summary Information—Recent Developments.”

However, this offering is not contingent on the completion of the Merger and there can be no assurance that the Merger or any Additional Financing will be consummated on the terms described herein or at all. In the event that the Merger has not been consummated on or prior to December 1, 2018, or if, on or prior to such date, the Merger Agreement is terminated, we will be required to redeem all of the outstanding notes (other than the 2028 notes) on the Special Mandatory Redemption Date (as defined herein) at a redemption price equal to 101% of the aggregate principal amount of the notes we are required to redeem, plus accrued and unpaid interest, if any, to, but excluding the Special Mandatory Redemption Date as described under the caption “Description of the Notes—Special Mandatory Redemption.” If we are required to redeem notes under such circumstances, we may use all or a portion of the net proceeds from the sale of the notes to pay all or a portion of the redemption price of the notes we are required to redeem and we intend to use any remaining net proceeds for general corporate purposes, which may include, in our sole discretion, voluntary redemption of the Mandatory Convertible Preferred Stock, repayment of other debt, including repayment of commercial paper, capital expenditures, investments and possibly repurchases of our common stock at the discretion of our board of directors. We are not required to deposit the proceeds from this offering into an escrow account pending completion of the Merger, nor will we grant any security interest or other lien on those proceeds to secure the redemption of the notes that are subject to special mandatory redemption as described above. See “Risk Factors – Risks Related to the Notes – This offering is not contingent upon the completion of the Merger. If we do not consummate the Merger on or prior to December 1, 2018, or if, on or prior to such date, the Merger Agreement is terminated, we will be required to redeem all of the outstanding notes (other than the 2028 notes) and we may not have the financial resources necessary to effect such redemption.”

If the Merger does not occur on or prior to December 1, 2018, or if an Acquisition Termination Event occurs, we will have the option to redeem, in whole but not in part, the Mandatory Convertible Preferred Stock at a make-whole redemption price per share that includes a make-whole adjustment which could provide a redemption price that exceeds the initial public offering price of $100.00 per share, plus accrued and unpaid dividends. We may satisfy the redemption price by delivering cash, common stock or a combination thereof. If the Merger does not occur, we may elect to exercise our option to redeem all of the outstanding shares of Mandatory Convertible Preferred Stock. See “Description of the Mandatory Convertible Preferred Stock.” Likewise, if we incur indebtedness or issue additional shares of preferred stock as all or part of the Additional Financing and we do not complete the Merger by a specified date or if certain other specified events, such as termination of the Merger Agreement, occur, we may be required to redeem or repay some or all of such indebtedness or preferred stock and the redemption or repayment price may include a premium.

Pending application of the net proceeds of this offering for the foregoing purposes, we expect to use the net proceeds to repay commercial paper and other short-term indebtedness and/or invest such net proceeds in various instruments which may include, but would not be limited to, short- and intermediate-term, interest-bearing obligations, including bank deposits and certificates of deposit with financial institutions having investment-grade ratings, U.S. government obligations or money market funds primarily invested in securities issued by the U.S. government or its agencies.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2017:

•	on an actual basis;

•	as adjusted to give effect to the issuance and sale of our common stock to the forward purchasers under the forward sale agreements in connection with the Common Stock Offering, assuming full physical settlement of the forward sale agreements as of September 30, 2017 at the initial forward sale price of $105.074 per share (but not the use of proceeds therefrom to pay the Merger Consideration or related fees and expenses or, pending such uses, to repay commercial paper or other short-term indebtedness);

•	as further adjusted to also give effect to the issuance and sale of our Mandatory Convertible Preferred Stock in the Mandatory Convertible Preferred Stock Offering (but not the use of proceeds therefrom to pay the Merger Consideration or related fees and expenses or, pending such uses, to repay commercial paper or other short-term indebtedness); and

•	as further adjusted to give effect to the issuance and sale of the notes in this offering (but not the use of proceeds therefrom to pay the Merger Consideration or related fees and expenses or, pending such uses, to repay commercial paper or other short-term indebtedness).

The following information is based on the assumptions described below and does not purport to reflect the actual amounts of proceeds we will receive from this offering or the settlement of the forward sale agreements in connection with the Common Stock Offering or what our actual consolidated cash and cash equivalents or capitalization will be upon completion of those transactions. In that regard, although the underwriters in the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering exercised their options to purchase 3,504,672 additional shares of our common stock and 2,250,000 additional shares of our Mandatory Convertible Preferred Stock (collectively, the “Option Shares”), respectively, directly from us pursuant to the over-allotment options we granted them in connection with those offerings for total net proceeds to us (after deducting underwriting discounts but before deducting estimated expenses payable by us) of approximately $589.2 million (the “Option Share Proceeds”), the following information does not reflect our issuance of the Option Shares or our receipt of the Option Share Proceeds. This table should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted for the Forward Sale Settlement	As Further Adjusted for the Mandatory Convertible Preferred Stock Offering	As Further Adjusted for this Offering
	(dollars in millions)
Cash and cash equivalents	$189	$2,645	$4,119	$9,057

Debt:
Short-term debt (including current portion of long-term debt)	$3,921	$3,921	$3,921	$3,921
Long-term debt (excluding current portion)
Outstanding long-term debt	$14,803	$14,803	$14,803	$14,803
Notes offered hereby	$—	$—	$—	$4,938

Total debt	$18,724	$18,724	$18,724	$23,662

Equity:
Preferred stock (50 million shares authorized; none issued, actual and as adjusted for the full physical settlement of the forward sale agreements; 15 million shares outstanding as further adjusted for the Mandatory Convertible Preferred Stock Offering and as further adjusted for this offering)	$—	$—	$1,474	$1,474

	Actual	As Adjusted for the Forward Sale Settlement	As Further Adjusted for the Mandatory Convertible Preferred Stock Offering	As Further Adjusted for this Offering
	(dollars in millions)

Common stock (750 million shares authorized; 251.1 million shares outstanding, actual; 274.5 million shares outstanding as adjusted for the full physical settlement of the forward sale agreements, as further adjusted for the Mandatory Convertible Preferred Stock Offering and as further adjusted for this offering)	$3,088	$5,544	$5,544	$5,544
Retained earnings	$10,855	$10,855	$10,855	$10,855
Accumulated other comprehensive loss	$(678)	$(678)	$(678)	$(678)

Total Sempra Energy shareholders’ equity	$13,265	$15,721	$17,195	$17,195
Preferred stock of subsidiary	$20	$20	$20	$20
Other noncontrolling interests	$2,217	$2,217	$2,217	$2,217

Total equity	$15,502	$17,958	$19,432	$19,432

Total capitalization	$34,226	$36,682	$38,156	$43,094

The information in the foregoing table does not reflect $850 million aggregate principal amount of Floating Rate Notes due 2021 that we issued in the fourth quarter of 2017, nor does it reflect approximately $589.2 million of net proceeds (after deducting discounts but before deducting estimated offering expenses payable by us) that we received as a result of the exercise by the underwriters in the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering of their options to purchase additional shares of common stock and Mandatory Convertible Preferred Stock from us or the issuance of those shares of our common stock and Mandatory Convertible Preferred Stock. The information in the foregoing table assumes the receipt of net proceeds (after deducting discounts but before deducting estimated offering expenses payable by us) of $2.46 billion from the sale of shares of our common stock pursuant to the forward sale agreements in the Common Stock Offering (assuming full physical settlement of the forward sale agreements at the initial forward sale price referred to below) and $1.47 billion of net proceeds from the sale of our Mandatory Convertible Preferred Stock in the Mandatory Convertible Preferred Stock Offering. The assumed amounts of estimated net proceeds set forth in the immediately preceding sentence do not include the Option Share Proceeds.

The assumed amount of net proceeds from sales of our common stock under the forward sale agreements assumes full physical settlement of the forward sale agreements at the initial forward sale price of $105.074 per share and that settlement under the forward sale agreements occurs concurrently with the closing of the Mandatory Convertible Preferred Stock Offering and this offering. Although we expect to settle a portion of the forward sale agreements concurrently with, or prior to, the closing of the proposed Merger, we expect to settle the remaining portion of the forward sale agreements after the Merger, if completed, in multiple settlements on or prior to December 15, 2019. We expect that, at the time the Merger is completed, the actual amount of proceeds received from the settlement of the forward sale agreements will be lower than the amount reflected in the foregoing table. In addition, although we expect to settle the forward sale agreements entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle the forward sale agreements, we would expect to receive an amount of proceeds that is significantly lower than the amount reflected in the foregoing table, and we may not receive any proceeds (or may owe cash, which could be a significant amount, to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the forward purchasers). In addition, the forward sale price is subject to adjustment pursuant to the forward sale agreements and the actual proceeds are subject to settlement of the forward sale agreements. The forward sale agreements are also subject to acceleration by the forward purchasers upon the occurrence of certain events.

The actual number of shares of our common stock set forth in the line item captioned “Common stock” in the foregoing table is based on 251,139,573 shares of our common stock outstanding as of September 30, 2017, and excludes:

(a) up to 13,160,025 shares of our common stock initially issuable upon conversion of Mandatory Convertible Preferred Stock issued in the Mandatory Convertible Preferred Stock Offering, in each case assuming mandatory conversion based on an applicable market value of our common stock equal to the threshold appreciation price of $131.075, subject to anti-dilution, make-whole and other possible adjustments;

(b) (i) 232,951 shares of our common stock reserved for issuance upon exercise of stock options outstanding as of September 30, 2017, (ii) 304,892 shares of our common stock reserved for issuance upon vesting of our time based restricted stock units (including reinvested dividends) outstanding as of September 30, 2017, (iii) 3,630,438 shares of our common stock reserved for issuance upon the vesting of our performance based restricted stock units (including reinvested dividends), assuming the maximum payout was achieved, outstanding as of September 30, 2017 under our various equity compensation plans, and (iv) shares reserved for issuance upon the vesting of any awards we may have issued under such plans subsequent to September 30, 2017;

(c) any additional shares of common stock we may issue from and after the date hereof through final settlement of the forward sale agreements; and

(d) any additional shares we have issued or may issue under our dividend reinvestment program, direct stock purchase plan or 401(k) savings plans subsequent to September 30, 2017.

Under our dividend reinvestment program, direct stock purchase plan and 401(k) savings plans, we are currently delivering newly issued shares of our common stock to settle shares purchased under those plans. Over the 12 months ended September 30, 2017, approximately 856,000 shares of our common stock were issued in connection with those plans. The number of additional shares issued under those plans going forward is dependent on whether Sempra Energy continues to deliver newly issued shares under these plans, Sempra Energy’s stock price and the elections by plan participants to purchase Sempra Energy common stock in the future.

The line items captioned “Common stock” and “Preferred stock” do not reflect the Option Shares that we issued to the underwriters in the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering.

DESCRIPTION OF THE NOTES

The 2019 floating rate notes, the 2021 floating rate notes, the 2020 notes, the 2023 notes, the 2028 notes, the 2038 notes and the 2048 notes will each be a series of our senior debt securities issued under an indenture dated as of February 23, 2000 (the “indenture”) between Sempra Energy, as issuer, and U.S. Bank National Association, as trustee (the “trustee”). In this section and under the caption “Description of Debt Securities” in the accompanying prospectus, references to “Sempra Energy,” “we,” “us” and “our” mean Sempra Energy excluding its subsidiaries and affiliates, unless otherwise expressly stated or the context otherwise requires.

The summary of selected provisions of the notes and the indenture appearing below supplements, and to the extent inconsistent, supersedes and replaces, the description of the general terms and provisions of the senior debt securities and the indenture contained in the accompanying prospectus. This summary is not complete and is qualified by reference to provisions of the notes and the indenture. Forms of the notes and the indenture have been or will be filed with the SEC and you may obtain copies as described under “Where You Can Find More Information” in the accompanying prospectus.

Interest Rate and Maturity

Floating Rate Notes

Interest on the floating rate notes of each series will accrue from January 12, 2018 and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2018, and at maturity; provided that if any interest payment date for the floating rate notes of any series (other than (a) the interest payment date falling on the maturity date of the floating rate note of such series and (b) any interest payment date falling on a redemption date (including, without limitation, the Special Mandatory Redemption Date (as defined below), if any) for the floating rate notes of such series, provided that this clause (b) shall only be applicable to the floating rate notes of such series that are being redeemed on such redemption date and not to any floating rate notes of such series that are not being redeemed on such redemption date) is not a floating rate business day (as defined below), such interest payment date will be moved to, and will be, the immediately succeeding floating rate business day, except that if such immediately succeeding floating rate business day is in the immediately succeeding calendar month, such interest payment date (other than (a) the interest payment date falling on the maturity date of the floating rate note of such series and (b) any interest payment date falling on a redemption date (including, without limitation, the Special Mandatory Redemption Date, if any) for the floating rate notes of such series, provided that this clause (b) shall only be applicable to the floating rate notes of such series that are being redeemed on such redemption date and not to any floating rate notes of such series that are not being redeemed on such redemption date) will be moved to, and will be, the immediately preceding floating rate business day. If the maturity date or any redemption date (including, without limitation, the Special Mandatory Redemption Date, if any) of the floating rate notes of any series is not a floating rate business day, we will pay the interest, principal and premium, if any, due on the maturity date or such redemption date, as the case may be, on the immediately succeeding day that is a floating rate business day as if such payment were made on the date such payment was originally due, and no interest will accrue on the amounts so payable for the period from and after the maturity date or such redemption date, as the case may be, to the immediately succeeding floating rate business day. We will make each interest payment on the floating rate notes to the holders of record of the floating rate notes at the close of business on the 15th calendar day, whether or not a floating rate business day, immediately preceding the applicable interest payment date.

The interest rate on the floating rate notes for the period from and including January 12, 2018 (the “original issue date”) to, but excluding, the interest payment date falling in April 2018 will be a per annum rate equal to the 3 Month LIBOR Rate (as defined below), determined as of the second London banking day (as defined below) immediately preceding the original issue date of the floating rate notes, plus (i) 25 basis points in the case of the 2019 floating rate notes and (ii) 50 basis points in the case of the 2021 floating rate notes. Interest on the floating rate notes will be reset on each interest payment date (each of these dates is called an “interest reset date”), beginning with the interest reset date falling in April 2018, and will be a per annum rate equal to the 3 Month LIBOR Rate, determined as of the second London banking day immediately preceding the applicable interest reset date, plus (i) 25 basis points in the case of the 2019 floating rate notes and (ii) 50 basis points in the case of the 2021 floating rate notes. The interest rate on the floating rate notes of any series will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

Interest payable on any interest payment date or redemption date or on the maturity date of the floating rate notes of any series shall be the amount of interest accrued from, and including, the immediately preceding interest payment date in respect of which interest has been paid or duly provided for on the floating rate notes of such series (or from and including the original issue date of the floating rate notes of such series if no interest has been paid or duly provided for on the floating rate notes of such series) to, but not including, such interest payment date or redemption date or the maturity date, as the case may be.

The 2019 floating rate notes will mature on July 15, 2019. The 2021 floating rate notes will mature on January 15, 2021.

The 3 Month LIBOR Rate will be determined by the calculation agent referred to below in accordance with the following provisions:

“3 Month LIBOR Rate” means the rate for deposits in U.S. dollars for the 3-month period commencing on the applicable interest reset date which appears on Reuters Screen LIBOR01 Page (as defined below) at approximately 11:00 a.m., London time, on the second London banking day prior to such interest reset date (the second London banking day prior to any interest reset date being referred to as an “interest determination date”). If this rate does not appear on the Reuters Screen LIBOR01 Page at approximately 11:00 a.m., London time, on such interest determination date, the calculation agent will determine the rate on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the calculation agent (which may include affiliates of the underwriters) at approximately 11:00 a.m., London time, on such interest determination date to prime banks in the London interbank market for a period of three months commencing on such interest reset date and in a principal amount equal to an amount not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. In such case, the calculation agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided, the rate for that interest reset date will be the arithmetic mean of the quotations, and, if fewer than two quotations are provided as requested, the rate for that interest reset date will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the calculation agent (which may include affiliates of the underwriters), at approximately 11:00 a.m., New York City time, on such interest determination date for loans in U.S. dollars to leading European banks for a period of three months commencing on that interest reset date and in a principal amount equal to an amount not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the calculation agent are not quoting such rates as mentioned in this sentence, the 3 Month LIBOR Rate commencing as of such interest reset date will remain the 3 Month LIBOR Rate determined as of the interest determination date for the immediately preceding interest reset date. Solely for purposes of this paragraph, the term “interest reset date” shall be deemed to include the original issue date of the floating rate notes.

The term “London banking day” means any day on which dealings in U.S. dollars are transacted in the London interbank market. The term “floating rate business day” means any day (1) that is a Business Day (as defined in the indenture referred to above) in The City of New York and (2) that is also a London banking day.

The term “Reuters Screen LIBOR01 Page” means the display designated on page “LIBOR01” on Reuters (or such other page as may replace the LIBOR01 page on that service or any successor service for the purpose of displaying London interbank offered rates for U.S. dollar deposits of major banks).

U.S. Bank National Association will initially act as calculation agent (the “calculation agent”) for the floating rate notes until such time, if any, as we appoint a successor calculation agent. The calculation agent will, upon the request of the registered holder of any floating rate notes, provide the interest rate then in effect on such floating rate notes. All calculations made by the calculation agent in the absence of manifest error shall be conclusive for all purposes and binding on us and the holders of the floating rate notes.

All percentages resulting from any calculation of the interest rate with respect to the floating rate notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (for example, 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

The amount of interest for each day the floating rate notes of any series are outstanding (the “daily interest amount”) will be calculated by dividing the interest rate in effect on the floating rate notes of such series on that day by 360 and multiplying the result by the principal amount of the floating rate notes of such series. The amount of interest payable on the floating rate notes of any series on any interest payment date or redemption date or the maturity date of the floating rate notes of such series will be calculated by adding the daily interest amounts for the floating rate notes of such series for each day in the applicable Interest Period (as defined below). The term “Interest Period” means, with respect to the floating rate notes of any series, the period beginning on, and including, an interest payment date for the floating rate notes of such series to, but excluding, the next succeeding interest payment date or redemption date or the maturity date of the floating rate notes of such series, as the case may be; provided that the initial Interest Period for the floating rate notes of each series will be the period beginning on, and including, the original issue date of the floating rate notes of such series to, but excluding, the interest payment date falling in April 2018. The amount of interest payable on the floating rate notes of any series on any day, other than an interest payment date or redemption date or the maturity date of the floating rate notes of such series, on which interest on the floating rate notes of such series is due and payable will be calculated by adding the daily interest amounts for the floating rate notes of such series for each day from and including the most recent date to which interest on the floating rate notes of such series has been paid or duly provided for to, but excluding, the date such payment of interest is due.

Fixed Rate Notes

The 2020 notes will bear interest at the rate of 2.400% per year, the 2023 notes will bear interest at the rate of 2.900% per year, the 2028 notes will bear interest at the rate of 3.400% per year, the 2038 notes will bear interest at the rate of 3.800% per year, and the 2048 notes will bear interest at the rate of 4.000% per year, in each case computed on the basis of a 360-day year of twelve 30-day months. Interest on the fixed rate notes of each series will accrue from January 12, 2018 and will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2018, to the holders of record at the close of business on the immediately preceding January 15 and July 15, respectively.

The 2020 notes will mature on February 1, 2020, the 2023 notes will mature on February 1, 2023, the 2028 notes will mature on February 1, 2028, the 2038 notes will mature on February 1, 2038, and the 2048 notes will mature on February 1, 2048.

If any interest payment date, redemption date (including, without limitation, the Special Mandatory Redemption Date, if any) or the maturity date of the fixed rate notes of any series is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable on the fixed rate notes of such series for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

Ranking

The notes will be our unsecured and unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness and guarantees. The notes will rank senior to all of our existing and future indebtedness, if any, that is subordinated to the notes. The notes will be effectively subordinated to any secured indebtedness we have or may incur (to the extent of the collateral securing that indebtedness). The notes are our obligations exclusively, and are not the obligations of any of our subsidiaries. Because we conduct our operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries, the notes will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. At September 30, 2017, our subsidiaries had total liabilities of approximately $28 billion to non-affiliated third parties. In addition, at September 30, 2017, our subsidiaries had approximately $208 million of liabilities owed to us. If the Merger is consummated, the notes will also be effectively subordinated to all existing and future indebtedness and other liabilities of Oncor Holdings, Oncor and their respective subsidiaries. As of September 30, 2017, Oncor Holdings and its subsidiaries (including Oncor) had total liabilities of approximately $13.3 billion. In that regard, as described under “Summary Information—Recent Developments—Proposed Acquisition of Energy Future Holdings Corp.—Ring Fencing” above, in “Certain ‘ring-fencing’ measures and other existing governance mechanisms will limit Sempra Energy’s ability to influence the management and policies of Oncor” appearing under “Item 1A. Risk Factors” in Part II of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and in our Current Report on Form 8-K filed with the SEC on December 15, 2017, we will not control Oncor or Oncor Holdings and we will not be able to cause Oncor or Oncor Holdings to provide funds to us, whether in the form of dividends, loans or otherwise, to pay make payments on our indebtedness, including the notes, or other liabilities when due. See “Description of Debt Securities—Holding Company Structure” in the accompanying prospectus.

Optional Redemption

The 2019 floating rate notes are not subject to redemption at our option. Each other series of notes is subject to redemption at our option as described below.

2021 Floating Rate Notes

On and after January 14, 2019, we may at our option redeem the 2021 floating rate notes, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the 2021 floating rate notes to be redeemed, plus accrued and unpaid interest on the 2021 floating rate notes being redeemed to the redemption date.

Notwithstanding the foregoing, installments of interest on the 2021 floating rate notes that are due and payable on any interest payment date falling on or prior to a redemption date for the 2021 floating rate notes will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the 2021 floating rate notes and the indenture.

Fixed Rate Notes

We may at our option redeem the 2020 notes, at any time in whole or from time to time in part, at a redemption price for any redemption date equal to the greater of the following amounts:

•	100% of the principal amount of the 2020 notes being redeemed on that redemption date; or

•	the sum of the present values of the remaining scheduled payments of principal and interest on the 2020 notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to that redemption date), discounted to that redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined below) plus 10 basis points, as determined by the Independent Investment Banker (as defined below), plus, in each case, accrued and unpaid interest on the 2020 notes being redeemed to that redemption date.

Prior to January 1, 2023, we may at our option redeem the 2023 notes, prior to November 1, 2027, we may at our option redeem the 2028 notes, prior to August 1, 2037, we may at our option redeem the 2038 notes, and prior to August 1, 2047, we may at our option redeem the 2048 notes (each such date a “Par Call Date” in respect of the applicable series of fixed rate notes), in each case at any time in whole or from time to time in part, at a redemption price for any redemption date equal to the greater of the following amounts:

•	100% of the principal amount of the fixed rate notes of the applicable series being redeemed on that redemption date; or

•	the sum of the present values of the remaining scheduled payments of principal and interest on the fixed rate notes of such series being redeemed on that redemption date (not including any portion of any payments of interest accrued to that redemption date) that would be due if such fixed rate notes of that series matured, and accrued and unpaid interest was payable, on the Par Call Date for such series of fixed rate notes, discounted to that redemption date on a semi-annual basis at the Adjusted Treasury Rate plus 10 basis points in the case of the 2023 notes, 15 basis points in the case of the 2028 notes, 15 basis points in the case of the 2038 notes, or 20 basis points in the case of the 2048 notes, as determined by the Independent Investment Banker, plus, in each case, accrued and unpaid interest on the fixed rate notes of such series being redeemed to that redemption date.

On and after the Par Call Date for the 2023 notes, the 2028 notes, the 2038 notes or the 2048 notes, as the case may be, we may at our option redeem the fixed rate notes of the applicable series, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the fixed rate notes of such series being redeemed plus accrued and unpaid interest on the fixed rate notes of such series being redeemed to the redemption date.

If we redeem fixed rate notes of any series at our option, then (a) notwithstanding the foregoing, installments of interest on the fixed rate notes of such series that are due and payable on any interest payment date falling on or prior to a redemption date for the fixed rate notes of such series will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the fixed rate notes of such series and the indenture and (b) the redemption price will, if applicable, be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Adjusted Treasury Rate” means, with respect to any redemption date for the fixed rate notes of any series, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means, with respect to any redemption date for the fixed rate notes of any series, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the fixed rate notes of such series to be redeemed on such redemption date (assuming, except in the case of the 2020 notes, that the fixed rate notes of such series matured on the Par Call Date applicable to the fixed rate notes of such series) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such fixed rate notes of such series (assuming, except in the case of the 2020 notes, that the fixed rate notes of such series matured on the Par Call Date applicable to the fixed rate notes of such series).

“Comparable Treasury Price” means, with respect to any redemption date for the fixed rate notes of any series, (A) the average of the Reference Treasury Dealer Quotations for such redemption date or (B) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means, with respect to any redemption date for the fixed rate notes of any series, one of the Reference Treasury Dealers appointed by us to act as the “Independent Investment Banker.”

“Reference Treasury Dealers” mean, with respect to any redemption date for the fixed rate notes of any series, (A) RBC Capital Markets, LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc. (or their respective affiliates which are Primary Treasury Dealers (as defined below)), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date for the fixed rate notes of any series, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date. As used in the preceding sentence, “business day” means any day (other than a Saturday or Sunday) on which banking institutions in The City of New York are not authorized or obligated by law or executive order to remain closed.

Optional Redemption Procedures

The following procedures will apply if we redeem the 2021 floating rate notes or the fixed rate notes of any series at our option.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes of the applicable series to be redeemed. Once notice of redemption is mailed, the notes of such series called for redemption will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest to the redemption date, and will be paid upon surrender thereof for redemption. If only part of a note of any series is redeemed, the trustee will deliver a new note of such series in a principal amount equal to the unredeemed portion of the principal of the note of such series surrendered for redemption. If we elect to redeem all or a portion of the notes of any series, that redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Special Mandatory Redemption

If we do not consummate the Merger (as defined below) on or before 5:00 p.m. (New York City Time) on December 1, 2018, or if, on or prior to such date, the Merger Agreement (as defined below) is terminated (each, a “Special Mandatory Redemption Event”), we will redeem all of the outstanding Special Mandatory Redemption Notes (as defined below) of each series, in whole and not in part, on the Special Mandatory Redemption Date (as defined below) at a redemption price equal to 101% of the principal amount of the Special Mandatory Redemption Notes of such series plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption”). Notwithstanding the foregoing provisions of this paragraph, installments of interest on Special Mandatory Redemption Notes of any series that are due and payable on any interest payment date falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the Special Mandatory Redemption Notes of such series and the indenture. This offering is not conditioned upon consummation of the Merger and there can be no assurance that the Merger will be consummated on the terms described herein or at all.

We will cause the notice of Special Mandatory Redemption to be mailed, with a copy to the trustee, within five business days after the occurrence of a Special Mandatory Redemption Event, to each registered holder of Special Mandatory Redemption Notes at its registered address. Such notice shall state, in addition to the other matters required by the indenture, that a Special Mandatory Redemption Event has occurred (and shall describe generally the nature of such event) and that all of the outstanding Special Mandatory Redemption Notes will be redeemed on the redemption date set forth in such notice (which shall be a business day that is no earlier than three business days and no later than 30 days after the date such notice is given) (the “Special Mandatory Redemption Date”). Once notice of Special Mandatory Redemption is mailed, the Special Mandatory Redemption Notes of each series will become due and payable on the Special Mandatory Redemption Date at the applicable redemption price, plus accrued and unpaid interest to the Special Mandatory Redemption Date, and will be paid upon surrender thereof for redemption. If we are required to effect a Special Mandatory Redemption of the Special Mandatory Redemption Notes, that redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price. Unless we default in payment of the redemption price of the Special Mandatory Redemption Notes of any series on the Special Mandatory Redemption Date, on and after the Special Mandatory Redemption Date interest will cease to accrue on the Special Mandatory Redemption Notes of each series. For purposes of clarity, it is understood and agreed that notice of Special Mandatory Redemption shall be given to the registered holders of all of the Special Mandatory Redemption Notes on the same day and that all of the Special Mandatory Redemption Notes shall have the same Special Mandatory Redemption Date and it is further understood and agreed that the term “Maturity,” as used in the indenture with respect to the Special Mandatory Redemption Notes of any series, includes the Special Mandatory Redemption Date, if any. Any Special Mandatory Redemption shall otherwise be effected in accordance with the applicable provisions of the indenture, except that any requirement in the indenture that notice of redemption be given not less than 30 nor more than 60 days prior to the redemption date shall be superseded by the foregoing provisions of this paragraph. As used in this paragraph, “business day” means any day (other than a Saturday or a Sunday) on which banking institutions in The City of New York are not authorized or obligated by law or executive order to remain closed.

Anything in the indenture or the Special Mandatory Redemption Notes of any series to the contrary notwithstanding, no supplemental indenture or other amendment or supplement to the indenture that is applicable to the Special Mandatory Redemption Notes of such series, no amendment or supplement to the Special Mandatory Redemption Notes of such series, and no waiver given by the registered holders of the Special Mandatory Redemption Notes of such series, shall, without the consent of the registered holder of each outstanding Special Mandatory Redemption Note of such series, change the obligation of Sempra Energy to redeem all of the Special Mandatory Redemption Notes of such series on the Special Mandatory Redemption Date, if any, reduce the redemption price (including accrued and unpaid interest, if any) payable upon a Special Mandatory Redemption of the Special Mandatory Redemption Notes of such series or extend the time for payment of such redemption price.

We are not required to deposit the proceeds from this offering into an escrow account pending completion of the Merger, nor will we be required to grant any security interest or other lien on those proceeds to secure the redemption of the notes that are subject to Special Mandatory Redemption as described above. Any failure to pay the redemption price of the Special Mandatory Redemption Notes of any series on the Special Mandatory Redemption Date would constitute an event of default under the indenture with respect to the Special Mandatory Redemption Notes of such series.

Solely for purposes of the foregoing Special Mandatory Redemption provisions, the following terms have the meaning set forth below:

“Merger” means the merger of Energy Future Holdings Corp. (“EFH”) with an indirect, wholly owned subsidiary of Sempra Energy, with EFH continuing as the surviving company and an indirect, wholly owned subsidiary of Sempra Energy, and as a result of which Sempra Energy shall acquire an indirect 100% membership interest in Oncor Electric Delivery Holdings Company LLC and an indirect 80.03 % membership interest in Oncor Electric Delivery Company LLC (“Oncor”).

“Merger Agreement” means the Agreement and Plan of Merger dated August 21, 2017, as supplemented by the Waiver Agreement dated October 3, 2017, among Sempra Energy, an indirect wholly owned subsidiary of Sempra Energy and EFH (the indirect owner of 80.03% of the outstanding membership interests in Oncor) and Energy Future Intermediate Holding Company LLC (a wholly owned subsidiary of EFH), as the same may be amended or supplemented from time to time.

“Special Mandatory Redemption Notes” means the 2019 floating rate notes, the 2021 floating rate notes, the 2020 notes, the 2023 notes, the 2038 notes and the 2048 notes of Sempra Energy, including the notes of each such series originally issued on January 12, 2018 and any additional notes of any such series that may be issued after such date.

The 2028 notes are not subject to Special Mandatory Redemption. A failure to consummate the Merger or termination of the Merger Agreement will not trigger the Special Mandatory Redemption of the 2028 notes.

Events of Default

An “event of default” occurs with respect to the notes of any series if:

(a) we do not pay any interest on any note of such series within 30 days of the due date;

(b) we do not pay any principal of or premium, if any, on any note of such series on the due date (including, without limitation, on any Special Mandatory Redemption Date);

(c) we remain in breach of any other covenant or warranty (excluding covenants and warranties solely applicable to another series of debt securities issued under the indenture) in the indenture or the notes of such series for 60 days after we are given a written notice of default specifying such breach and requiring remedy of the breach; the notice must be sent by either the trustee or registered holders of at least 25% of the principal amount of the outstanding notes of such series; or

(d) we file for bankruptcy or other specified events of bankruptcy, insolvency, receivership or reorganization of us occur.

No event of default with respect to the notes of any series necessarily constitutes an event of default with respect to the notes or other debt securities of any other series issued under the indenture.

As of September 30, 2017, the terms of approximately $1.75 billion aggregate principal amount of outstanding senior debt securities that we previously issued under the indenture (the “prior debt securities”) include a so-called “cross-default” event of default, which would occur, in general, upon our failure to pay when due, or the acceleration of, certain threshold amounts of our debt. The prior debt securities with a “cross default” event of default have a threshold amount of at least $25 million. The notes offered hereby do not include a cross-default event of default. Accordingly, the principal of and interest on the prior debt securities may be declared due and payable immediately upon the occurrence of a cross-default event of default, while the holders of the notes will not be entitled to accelerate the notes as a result of such event.

Other

The notes of each series will not be subject to a sinking fund or entitled to any guarantees and you will not be permitted to require us to redeem or repurchase the notes of any series at your option.

We will pay principal of and premium, if any, on the notes at stated maturity, upon redemption or otherwise upon presentation of the notes at the office of the trustee, as our paying agent. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but we must at all times maintain a place of payment of the notes and a place for registration of transfer of the notes in the Borough of Manhattan, The City of New York.

We may, from time to time, without notice to or the consent of the holders of the notes of any series, increase the principal amount of the notes of any series under the indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes of any series so issued shall have the same form and terms (other than offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date), and shall carry the same right to receive accrued and unpaid interest, as the notes of such series previously issued and such additional notes shall form a single series with the notes of such series offered by this prospectus supplement, provided that such additional notes shall be fungible with the notes of such series offered by this prospectus supplement for United States federal income tax purposes.

The notes of each series initially will be issued in book-entry form and represented by one or more global notes deposited with, or on behalf of, The Depository Trust Company, as Depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the notes that you purchase except in limited circumstances described in the accompanying prospectus under the caption “Global Securities.” The notes will be issued only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We expect that payments due on notes in book-entry form will be paid by wire transfer of funds to the Depositary or its nominee. For additional information regarding notes in global form and the book-entry system, see “Global Securities” in the accompanying prospectus.

DESCRIPTION OF THE FORWARD SALE AGREEMENTS

The following is a description of certain provisions of the forward sale agreements we entered into in connection with the Common Stock Offering, copies of which are available upon request from us at the address set forth in the section of the accompanying prospectus entitled “Where You Can Find More Information.” This description of certain terms of the forward sale agreements is not complete and is subject to, and qualified in its entirety by reference to, the provisions of those agreements. The following description of certain terms of the forward sale agreements is for informational purposes only.

On January 4, 2018, we priced an offering of 23,364,486 shares of our common stock at an initial public offering price of $107.00 per share. In connection with the Common Stock Offering, we entered into forward sale agreements with the forward purchasers relating to 23,364,486 shares of our common stock. The Common Stock Offering closed on January 9, 2018. In connection with the execution of the forward sale agreements, and at our request, the forward sellers borrowed from third parties and sold in the Common Stock Offering all of such 23,364,486 shares of our common stock offered in the Common Stock Offering.

We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in the Common Stock Offering, subject to certain adjustments pursuant to the forward sale agreements, from the forward purchasers upon physical settlement of the forward sale agreements. We will only receive such proceeds if we elect to physically settle the forward sale agreements.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion, but which we expect to occur in multiple settlements on or prior to December 15, 2019. On a settlement date or dates, if we decide to physically settle the forward sale agreements, we will issue shares of our common stock to the forward purchasers at the then-applicable forward sale price. The forward sale price will initially be $105.074 per share, which is the public offering price of our shares of common stock less the underwriting discount for the Common Stock Offering. The forward sale agreements provide that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of January 4, 2018, the overnight bank funding rate was greater than the spread, but we can give no assurance that the overnight bank funding rate will not decrease to a rate below the spread during the term of the forward sale agreements.

Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreements, we expect that the shares issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $105.074 per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. However, if we decide to physically settle or net share settle the forward sale agreements, delivery of our shares to the forward purchasers on any such physical settlement or net share settlement of the forward sale agreements would result in dilution to our earnings per share.

The forward purchasers will have the right to accelerate the forward sale agreements (or, in certain cases, the portion thereof that they determine is affected by the relevant event) and require us to physically settle the forward sale agreements on a date specified by the forward purchasers if:

•	they are unable to establish, maintain or unwind their hedge position with respect to the forward sale agreements;

•	they determine that they are unable to, or it is commercially impracticable for them to, continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreements or that, with respect to borrowing such number of shares of our common stock, they would incur a rate that is greater than the borrow cost specified in the forward sale agreements, subject to a prior notice requirement;

•	we declare or pay cash dividends in an amount in excess of amounts, or at a time other than, those prescribed by the forward sale agreements or declare or pay certain other types of dividends or distributions on shares of our common stock;

•	an event is announced that, if consummated, would result in an extraordinary event (including certain mergers and tender offers, our nationalization, our insolvency and the delisting of the shares of our common stock);

•	an ownership event (as such term is defined in the forward sale agreements) occurs; or

•	certain other events of default, termination events or other specified events occur, including, among other things, a change in law.

The forward purchasers’ decision to exercise their right to accelerate the forward sale agreements (or, in certain cases, the portion thereof that they determine is affected by the relevant event) and to require us to settle the forward sale agreements will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common stock under the terms of the physical settlement provisions of the forward sale agreements irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock and the Mandatory Convertible Preferred Stock.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion, but which we expect to occur in multiple settlements on or prior to December 15, 2019. Although we expect to settle the forward sale agreements entirely by the delivery of shares of our common stock under physical settlement, we may elect, subject to certain conditions, cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle the forward sale agreements if the Merger does not close or if we otherwise have no current use for all or a portion of the net proceeds due upon physical settlement of the forward sale agreements.

The forward sale agreements will be physically settled, unless we elect cash or net share settlement under the forward sale agreements (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). Subject to the provisions of the forward sale agreements, delivery of our shares upon physical or net share settlement of the forward sale agreements will result in dilution to our earnings per share. If we elect to cash or net share settle all or a portion of the shares of our common stock underlying the forward sale agreements, we would expect the forward purchasers or one of their affiliates to purchase the number of shares necessary, based on the number of shares with respect to which we have elected cash or net share settlement, in order to satisfy their obligation to return the shares of our common stock they had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us or taking into account shares of our common stock to be delivered by us, as applicable. If the price paid by the forward purchasers or one of their affiliates to so purchase our common stock is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchasers under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the price paid by the forward purchasers or one of their affiliates to so purchase our common stock is below the forward sale price at that time, the forward purchasers will pay or deliver, as the case may be, to us under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference.

In addition, the purchase of our common stock by the forward purchasers or their affiliates, to unwind the forward purchasers’ hedge position, could cause the price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock that we would owe to the forward purchasers upon cash settlement or net share settlement, as the case may be, of the forward sale agreements, or decreasing the amount of cash or the number of shares of our common stock that the forward purchasers owe us upon cash settlement or net share settlement, as the case may be, of the forward sale agreements.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK

The following is a description of certain provisions of our 6% Mandatory Convertible Preferred Stock, Series A, which we refer to as our “Mandatory Convertible Preferred Stock.” A copy of the certificate of determination setting forth the terms of the Mandatory Convertible Preferred Stock, which we refer to as the “Certificate of Determination,” as well as our Amended and Restated Articles of Incorporation, as heretofore amended, which we refer to as our “Charter,” is available upon request from us at the address set forth in the section of the accompanying prospectus entitled “Where You Can Find More Information.” This description of certain terms of the Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of our Charter and the Certificate of Determination. The following description of certain terms of the Mandatory Convertible Preferred Stock is for informational purposes only.

On January 4, 2018, we priced an offering of 15,000,000 shares of our Mandatory Convertible Preferred Stock plus an additional 2,250,000 shares, representing 15% of the 15,000,000 shares of Mandatory Convertible Preferred Stock, offered pursuant to the Mandatory Convertible Preferred Stock Offering (the underwriters in the Mandatory Convertible Preferred Stock Offering exercised their option to purchase all such additional shares in full on January 5, 2018) at a public offering price of $100.00 per share. The Mandatory Convertible Preferred Stock Offering closed on January 9, 2018. The Mandatory Convertible Preferred Stock is a series of our preferred stock, no par value, described in the accompanying prospectus. Each share of the Mandatory Convertible Preferred Stock has a liquidation preference of $100.00 per share plus accrued and unpaid dividends.

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $100.00 per share of the Mandatory Convertible Preferred Stock (the “liquidation preference”), plus an amount (the “liquidation dividend amount”) equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our shareholders, after satisfaction of liabilities owed to our creditors and holders of shares of any senior stock and before any payment or distribution is made to holders of our common stock or any other class or series of stock ranking junior to the Mandatory Convertible Preferred Stock.

Dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on a cumulative basis when, as and if declared by our board of directors. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock or by delivery of any combination of cash and shares of our common stock.

So long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other class or series of stock ranking junior to the Mandatory Convertible Preferred Stock, and no common stock or any other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient sum of cash or number of shares of our common stock has been set aside for the payment of such dividends, on all outstanding shares of Mandatory Convertible Preferred Stock. The foregoing limitation will be subject to customary exceptions, including with respect to dividends or distributions on our common stock or junior stock payable in shares of common stock or other junior stock, and purchases, redemptions or other acquisitions of common stock or other junior stock in connection with the administration of benefit or other incentive plans.

Each share of the Mandatory Convertible Preferred Stock will, unless previously converted or redeemed, automatically convert on the mandatory conversion date (which will be the second business day immediately following the last trading day of the settlement period for the Mandatory Convertible Preferred Stock and is expected to be January 15, 2021), into between 0.7629 and 0.9345 shares of our common stock, subject to anti-dilution and other adjustments.

We may, at our option, redeem the Mandatory Convertible Preferred Stock, in whole but not in part, if we do not complete the Merger on or prior to December 1, 2018 or if an Acquisition Termination Event occurs. The redemption price per share of Mandatory Convertible Preferred Stock includes a make-whole adjustment which could provide a redemption price that exceeds the public offering price of $100.00 per share, plus accrued and unpaid dividends.

The holders of the Mandatory Convertible Preferred Stock do not have voting rights except as described below and as specifically required by California law from time to time.

Whenever dividends on any shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment”), the authorized number of directors on our board of directors will, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by two and the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled, at our next annual meeting or at a special meeting, if any, of shareholders, to fill such newly created directorships by electing two additional directors (“preferred stock directors”); provided that the election of any such directors will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors; and provided further that our board of directors shall, at no time, include more than two preferred stock directors. In the event of a nonpayment, the holders of record of at least 25% of the shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock may request that a special meeting of shareholders be called to elect such preferred stock directors (provided, however, that if our next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such preferred stock directors, to the extent otherwise permitted by our by-laws, will be included in the agenda for and will be held at such scheduled annual or special meeting of shareholders). The preferred stock directors will stand for reelection annually, and at each subsequent annual meeting of the shareholders, so long as the holders of the Mandatory Convertible Preferred Stock continue to have such voting rights.

At any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to elect preferred stock directors, the holders of record of a majority of the then outstanding shares of the Mandatory Convertible Preferred Stock and all other series of voting preferred stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such shares of the Mandatory Convertible Preferred Stock and other voting preferred stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the preferred stock directors.

As used in this prospectus supplement, “voting preferred stock” means any series of our preferred stock, in addition to the Mandatory Convertible Preferred Stock, ranking equally with the Mandatory Convertible Preferred Stock either as to dividends or to the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other voting preferred stock voted.

If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full (a “nonpayment remedy”), the holders of the Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of the Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.

Any preferred stock director may be removed at any time, with cause as provided by law or without cause by the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election of preferred stock directors after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors. The preferred stock directors will each be entitled to one vote per director on any matter that comes before our board of directors for a vote.

The Mandatory Convertible Preferred Stock has certain other voting rights with respect to certain amendments to our charter and certain other transactions as described in the Certificate of Determination establishing the terms of the Mandatory Convertible Preferred Stock.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, each as of the date hereof. These authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the IRS or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary is limited to holders who purchase the notes upon their initial issuance at their initial “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of notes is sold to the public for cash) and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address United States federal tax laws other than income tax laws, and it does not address tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to a holder’s particular circumstances, including the impact of the alternative minimum tax or the Medicare contribution tax on net income, or to holders that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	regulated investment companies or real estate investment trusts;

•	brokers, dealers or traders in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	foreign persons or entities (except to the extent specifically set forth below);

•	S-corporations, partnerships or other pass-through entities;

•	persons subject to special tax accounting rules as a result of their use of financial statements;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	“U.S. holders” (as defined below) whose “functional currency” is not the United States dollar;

•	persons who hold the notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or

•	persons deemed to sell the notes under the constructive sale provisions of the Code.

If an entity taxable as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. If you are a partner in a partnership holding our notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the notes.

THIS SUMMARY OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER UNITED STATES FEDERAL TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences to U.S. Holders

The following is a summary of certain material United States federal income tax consequences that will apply to you if you are a U.S. holder (as defined below) of the notes. Certain consequences to non-U.S. holders (as defined below) of the notes are described under “—Consequences to Non-U.S. Holders” below. The term “U.S. holder” means a beneficial owner of a note that, for United States federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust that (i) is subject to the primary supervision of a United States court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for United States federal income tax purposes.

Payments of Interest

You generally will be required to recognize any stated interest as ordinary income at the time it is paid or accrued on the notes in accordance with your regular method of accounting for United States federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

You generally will recognize capital gain or loss upon the sale, exchange, redemption or other taxable disposition of a note in an amount equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest not previously included in income, which generally will be taxable as ordinary income) and (ii) your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal the amount you paid for the note. If you are a non-corporate U.S. holder, including an individual, and have held the note for more than one year at the time of disposition, such capital gain generally will be taxable at a reduced rate. Your ability to deduct capital losses may be limited.

Backup Withholding and Information Reporting

Payments of interest and principal on notes held by U.S. holders and the proceeds received upon the sale, exchange, redemption or other disposition of such notes may be subject to information reporting and backup withholding. Payments to certain holders (including corporations and certain tax-exempt organizations) are generally not subject to backup withholding. If you are a U.S. holder and you are not otherwise exempt, payments to you will be subject to backup withholding if:

•	you fail to furnish your taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number, in the manner required by the Code and applicable Treasury Regulations;

•	we or our agent (or other payor) are notified by the IRS that the TIN you furnished is incorrect;

•	there has been a “notified payee underreporting” with respect to interest or dividends paid to you, as described in the Code; or

•	you have failed to certify under penalty of perjury that you have furnished a correct TIN and that you are not subject to backup withholding under the Code.

You should consult your tax advisor regarding your qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and you may use amounts withheld under the backup withholding rules as a credit against your United States federal income tax liability or may claim a refund as long as you provide the required information to the IRS in a timely manner.

Consequences to Non-U.S. Holders

The following is a summary of certain material United States federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes. The term “non-U.S. holder” means a beneficial owner of a note that is not a partnership (or other entity taxable as a partnership for United States federal income tax purposes) or a U.S. holder.

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest

Subject to the discussion of backup withholding and information reporting and FATCA below, United States federal withholding tax will not apply to any payment to you of interest on a note provided that such interest is not effectively connected with your conduct of a United States trade or business and:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a “controlled foreign corporation” with respect to which we are, directly or indirectly, a “related person”;

•	you are not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	(a) you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or Form W-8BEN-E, or the appropriate successor form for either form)) or (b) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business holds the note on your behalf and certifies, under penalties of perjury, that it has received IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or Form W-8BEN-E, or the appropriate successor form for either form), from you or from another qualifying financial institution intermediary, and, in certain circumstances, provides a copy of the IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or Form W-8BEN-E, or the appropriate successor form for either form). If you hold your notes through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury Regulations.

If you cannot satisfy the requirements described above, you will be subject to a 30% United States federal withholding tax with respect to payments of interest on the notes, unless you provide us with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or Form W-8BEN-E, or the appropriate successor form for either form) claiming an exemption from or reduction in withholding under the benefit of an applicable United States income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that the interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States and interest on a note is effectively connected with your conduct of that trade or business (and, if an income tax treaty applies, such interest is attributable to a permanent establishment maintained by you in the United States), you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest will be included in the earnings and profits of such foreign corporation.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Subject to the discussion of backup withholding and information reporting and FATCA below, any gain realized upon the sale, exchange, redemption or other taxable disposition of a note (other than any amount allocable to accrued and unpaid interest, which will be taxable as interest and may be subject to the rules discussed above in “—Consequences to Non-U.S. Holders—Payments of Interest”) generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States (and, if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by you in the United States); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If your gain is effectively connected with your conduct of a United States trade or business (and, if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by you in the United States), you generally will be subject to United States federal income tax on the net gain derived from the sale, exchange, redemption or other disposition in the same manner as if you were a United States person (as defined under the Code). If you are a corporation, any such effectively connected gain received by you may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable United States income tax treaty). If you are described in the second bullet point above, you will be subject to United States federal income tax on the gain derived from the sale, exchange, redemption or other disposition at a 30% rate (or such lower rate as may be prescribed under an applicable United States income tax treaty), which gain may be offset by United States source capital losses, even though you are not considered a resident of the United States, provided you have timely filed U.S. federal income tax returns with respect to such losses.

Backup Withholding and Information Reporting

If you are a non-U.S. holder, you will generally not be subject to backup withholding and information reporting with respect to payments that we make to you, or with respect to the proceeds of the sale of a note within the United States or conducted through certain United States-related financial intermediaries, if the payor receives the statement described above under “—Consequences to Non-U.S. Holders—Payments of Interest” and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption. However, we may be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any interest paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

You generally will be entitled to credit any amounts withheld under the backup withholding rules against your United States federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Pursuant to legislation commonly referred to as “FATCA” and regulations promulgated thereunder, payments to foreign entities of interest on, or gross proceeds from the sale or other dispositions of, debt obligations of a U.S. issuer will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a note, and will apply to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019. You should consult your tax advisor regarding the possible effect of FATCA on your investment in the notes.

UNDERWRITING

RBC Capital Markets, LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc. are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes of each series set forth in the following table opposite the underwriter’s name.

	Principal Amount of Notes
Name	2019 Floating Rate Notes	2021 Floating Rate Notes	2020 Notes	2023 Notes	2028 Notes	2038 Notes	2048 Notes
RBC Capital Markets, LLC	$175,000,000	$245,000,000	$175,000,000	$175,000,000	$350,000,000	$350,000,000	$280,000,000
Morgan Stanley & Co. LLC	175,000,000	245,000,000	175,000,000	175,000,000	350,000,000	350,000,000	280,000,000
Barclays Capital Inc.	50,000,000	70,000,000	50,000,000	50,000,000	100,000,000	100,000,000	80,000,000
BBVA Securities Inc.	25,000,000	35,000,000	25,000,000	25,000,000	50,000,000	50,000,000	40,000,000
HSBC Securities (USA) Inc.	25,000,000	35,000,000	25,000,000	25,000,000	50,000,000	50,000,000	40,000,000
Santander Investment Securities Inc.	25,000,000	35,000,000	25,000,000	25,000,000	50,000,000	50,000,000	40,000,000
SG Americas Securities, LLC	25,000,000	35,000,000	25,000,000	25,000,000	50,000,000	50,000,000	40,000,000

Total	$500,000,000	$700,000,000	$500,000,000	$500,000,000	$1,000,000,000	$1,000,000,000	$800,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes included in this offering are subject to approval of certain legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes. The offering of the notes by the underwriters is subject to receipt and acceptance and to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the notes directly to the public initially at the respective public offering prices set forth on the cover page of this prospectus supplement. Notes sold by the underwriters to dealers may be sold at the applicable public offering price less a concession not to exceed 0.100% of the principal amount of the 2019 floating rate notes, 0.300% of the principal amount of the 2021 floating rate notes, 0.200% of the principal amount of the 2020 notes, 0.350% of the principal amount of the 2023 notes, 0.400% of the principal amount of the 2028 notes, 0.500% of the principal amount of the 2038 notes and 0.500% of the principal amount of the 2048 notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.050% of the principal amount of the 2019 floating rate notes, 0.150% of the principal amount of the 2021 floating rate notes, 0.100% of the principal amount of the 2020 notes, 0.250% of the principal amount of the 2023 notes, 0.250% of the principal amount of the 2028 notes, 0.350% of the principal amount of the 2038 notes and 0.350% of the principal amount of the 2048 notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the applicable public offering price and concessions.

The notes of each series are a new issue of securities with no established trading market. There can be no assurance of a secondary market for the notes of any series or the continued liquidity of such market if one develops. It is not anticipated that the notes will be listed on any securities exchange.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes of each series).

Paid by Sempra Energy
Per 2019 floating rate note	0.150%
Per 2021 floating rate note	0.450%
Per 2020 note	0.300%
Per 2023 note	0.600%
Per 2028 note	0.650%
Per 2038 note	0.875%
Per 2048 note	0.875%

It is expected that delivery of the notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of the pricing of the notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day prior to the closing of this offering will be required, by virtue of the fact that the notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased from us by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the market prices of the notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $7.5 million.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some or all of the underwriters and/or their affiliates have acted and/or are acting as lenders to, and/or have from time to time performed and/or are performing certain investment banking, advisory, general financing, trustee and commercial banking and other commercial transactions and services for, us and/or our affiliates for which they have received and in the future may receive customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses. In that regard, certain of the underwriters are acting as our financial advisors in connection with the proposed Merger, affiliates of certain underwriters provided the commitment for the Bridge Facility and affiliates of certain of the underwriters are lenders under our credit facilities. In addition, certain underwriters or their affiliates are acting as the forward purchasers and forward sellers and some or all of the underwriters in this offering are also acting as underwriters in the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Selling Restrictions

Prohibition of Sales to European Economic Area Retail Investors

The notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase, or subscribe for, the notes.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity within the meaning of

Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”), received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement and the accompanying prospectus do not constitute an offer or invitation to the public in Hong Kong to acquire the notes. Accordingly, no person may issue or have in its possession for the purpose of issue, this prospectus supplement, the accompanying prospectus or any advertisement, invitation or document relating to the notes which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong, except (i) where the notes are only intended to be offered to “professional investors” (as such term is defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and the subsidiary legislation made thereunder), (ii) in circumstances which do not result in this prospectus supplement or the accompanying prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance of Hong Kong (Cap. 32 of the Laws of Hong Kong) (“CO”), or (iii) in circumstances which do not constitute an offer or an invitation to the public for the purposes of the SFO or the CO. The offer of the notes is personal to the person to whom this prospectus supplement and the accompanying prospectus have been delivered, and a subscription for the notes will only be accepted from such person. No person to whom a copy of this prospectus supplement or the accompanying prospectus is issued may copy, issue or distribute this prospectus supplement or the accompanying prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement or the accompanying prospectus, you should obtain independent professional advice.

Japan

The notes offered hereby have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of a resident of Japan, except (i) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (“SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)	a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, the shares, debentures and units of shares and debentures of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:

(1)	to an Institutional Investor, or an Accredited Investor or other Relevant Person, or to any person arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer occurs by operation of law.

Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, Sempra Energy or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. The prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

Latham & Watkins LLP will pass upon the validity of the notes and various other legal matters relating to the issuance and sale of the notes on behalf of Sempra Energy. Kimberly McDonnell, Associate General Counsel, Litigation, Regulatory & Environmental of Sempra Energy, will pass upon certain other legal matters relating to the issuance and sale of the notes on behalf of Sempra Energy. Sidley Austin LLP, San Francisco, California will act as counsel for the underwriters. Sidley Austin LLP from time to time represents Sempra Energy and certain of its subsidiaries in connection with certain legal matters.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated by reference in this prospectus supplement and in the accompanying prospectus from Sempra Energy’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Sempra Energy’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of EFH and subsidiaries as of and for the year ended December 31, 2016, incorporated by reference in this prospectus supplement and in the accompanying prospectus from Sempra Energy’s Current Report on Form 8-K dated January 2, 2018, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph that describes that the financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings and an emphasis-of-matter paragraph that describes substantial doubt regarding the company’s ability to continue as a going concern, both items discussed in Note 2 of the consolidated financial statements), which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Oncor Holdings and subsidiary as of and for the year ended December 31, 2016, incorporated by reference in this prospectus supplement and in the accompanying prospectus from Sempra Energy’s Current Report on Form 8-K dated January 2, 2018, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph that describes the ring-fencing measures implemented by the company), which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

SEMPRA ENERGY

Common Stock

Preferred Stock

Debt Securities

Purchase Contracts

Units

We may offer and sell our common stock, preferred stock, debt securities, purchase contracts and units from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Sempra Energy’s common stock is listed on the New York Stock Exchange under the symbol “SRE.” On December 27, 2017, the last reported sale price of our common stock on the New York Stock Exchange was $107.83 per share.

Investing in our securities involves risks. See the information under the heading “Risk Factors” on page 5 of this prospectus, and any similar section contained in the applicable prospectus supplement, concerning factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 2, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described herein. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market and industry data and forecasts that are based on or derived from independent industry publications, publicly available information and other information from third parties or that have been compiled or prepared by our management or employees. Although we believe that these third party sources are reliable, we do not guarantee the accuracy or completeness of information provided by or derived from these third party sources, and we have not independently verified this information. In addition, market, demographic and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Sempra,” “we,” “our” and “us” in this prospectus, we mean Sempra Energy and its consolidated subsidiaries, unless otherwise specified or unless the context otherwise requires. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Sempra Energy’s common stock is listed on the New York Stock Exchange under the symbol “SRE,” and reports, proxy statements and other information concerning Sempra Energy can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Our web site address is http://www.sempra.com. The information on, or that can be accessed through, our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are not complete and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 28, 2017.

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on October 30, 2017.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 4, 2017.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 9, 2017.

•	Our Current Reports on Form 8-K, filed with the SEC on February 7, 2017, February 27, 2017, March 14, 2017 (both reports), May 11, 2017, May 16, 2017, June 9, 2017, July 17, 2017, August 24, 2017, August 25, 2017, August 28, 2017, September 12, 2017, October 6, 2017, October 10, 2017, October 13, 2017, December 15, 2017, December 19, 2017 and January 2, 2018.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Sempra Energy

488 8th Avenue

San Diego, California 92101

Attention: Corporate Secretary

Telephone: (619) 696-2000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

SEMPRA ENERGY

Sempra Energy, based in San Diego, California, is a Fortune 500 energy-services holding company whose operating units invest in, develop and operate energy infrastructure, and provide gas and electricity services to their customers in North and South America. Our operating units are Sempra Utilities, which includes our Southern California Gas Company, San Diego Gas & Electric Company and Sempra South American Utilities reportable segments; and Sempra Infrastructure, which includes our Sempra Mexico, Sempra LNG & Midstream and Sempra Renewables reportable segments.

Our California utility subsidiaries, Southern California Gas Company and San Diego Gas & Electric Company, serve a population of approximately 25 million. Natural gas service is provided throughout Southern California and portions of Central California through approximately 6.8 million meters. Electric service is provided throughout San Diego County and an adjacent portion of Orange County, both in Southern California, through approximately 1.4 million meters.

We originally filed our articles of incorporation with the Secretary of State of the State of California on October 11, 1996.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101, and our telephone number is (619) 696-2000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for Sempra and its consolidated subsidiaries for the periods indicated. For information regarding how these ratios were calculated, please see Exhibit 12.1 to Sempra’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges	2.98x	3.53x	3.37x	3.29x	3.26x	3.05x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2.98x	3.53x	3.37x	3.29x	3.26x	3.05x

No shares of Sempra’s preferred stock were outstanding during any of the periods reflected in the foregoing table and, as a result, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios of earnings to fixed charges for those periods.

DESCRIPTION OF CAPITAL STOCK

Unless indicated differently in a prospectus supplement or free writing prospectus, this section describes some of the terms of our common stock and preferred stock, articles of incorporation and bylaws. The following description is not complete and is qualified in its entirety by reference to our articles of incorporation and bylaws. Therefore, you should read carefully the more detailed provisions of our articles of incorporation (including any certificate of determination filed thereunder with respect to any series of preferred stock) and bylaws, which are incorporated by reference herein and are filed or will be filed as exhibits to the registration statement of which this prospectus is a part and may be obtained as described under “Where You Can Find More Information.” Unless otherwise expressly stated herein or in a document incorporated or deemed to be incorporated by reference herein or the context otherwise requires, references to “we,” “us,” “our,” “Sempra Energy” and similar references under this caption “Description of Capital Stock” mean Sempra Energy, excluding its subsidiaries.

The authorized capital stock of Sempra Energy consists of (i) 750,000,000 shares of Sempra Energy common stock, without par value, and (ii) 50,000,000 shares of preferred stock. As of December 27, 2017, there were 251,358,077 issued and outstanding shares of our common stock and no outstanding shares of our preferred stock. No other classes of capital stock are authorized under our articles of incorporation.

Common Stock

The holders of our common stock are entitled to receive, ratably, such dividends as our board of directors may from time to time declare, subject to any rights of holders of outstanding shares of our preferred stock to receive dividends before dividends may be paid on our common stock. Except as otherwise provided by law, each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of our shareholders, subject to the voting rights, if any, of holders of outstanding shares of any series of our preferred stock, which could include the right to vote separately as a class or series, or the right to vote together with the common stock as a single class.

At each annual meeting of our shareholders, directors shall be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Pursuant to our bylaws, directors standing for election in an “uncontested election” (as defined below) shall be elected by the affirmative vote of a majority of the shares entitled to vote for them represented and voting at a duly held meeting at which a quorum is present (and such affirmative votes must also represent more than 25% of the outstanding shares entitled to vote in the election of such directors). In any election of directors that is not an uncontested election, the candidates receiving the highest number of affirmative votes of the shares entitled to vote for them, up to the number of directors to be elected by those shares, shall be elected and votes against a director and votes withheld shall have no effect. The rights of holders of our common stock to elect directors are subject to the voting rights, if any, of holders of outstanding shares of any series of our preferred stock, which could include: (1) voting as a separate class or series, the right to elect one or more directors, or (ii) voting together with our common stock as a single class, the right to vote in the election of directors generally. Our bylaws define an “uncontested election” as, in general, an election of directors in which the number of candidates for election does not exceed the number of directors to be elected by our shareholders at that election, determined at the times specified in our bylaws. Our articles of incorporation provide that none of our shareholders may cumulate votes in the election of directors.

Our bylaws require us to include in our proxy materials for an annual meeting of stockholders the name of any person nominated for election to our board of directors by a shareholder or group of up to 20 shareholders who owned and have owned, or are acting on behalf of up to 20 beneficial owners who owned and have owned, in each case continuously for at least three years, at least 3% (determined as provided in our bylaws) of the aggregate voting power of our outstanding common stock and any other capital stock entitled to vote generally in the election of directors; provided that such shareholders give us written notice of such request within the time period set forth in our bylaws and such shareholders and their nominees satisfy the other requirements specified in our bylaws; and provided, further, that the number of such nominees whose names appear in our proxy materials shall not exceed the greater of (x) two nominees and (y) the largest whole number of nominees that does not exceed 20% of the number of our directors then in office, subject to possible reduction as provided in our bylaws.

In the event of any liquidation, dissolution or winding up of Sempra Energy, whether voluntary or involuntary, the holders of shares of our common stock are entitled, subject to any rights of the holders of outstanding shares of our preferred stock to receive distributions in such event before any distributions are made to holders of our common stock, to receive, ratably, any of our remaining assets after the discharge of our liabilities.

Holders of our common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions, sinking fund provisions or conversion rights.

Preferred Stock

The board of directors of Sempra Energy is authorized, without the need for a vote or other action of our shareholders, to cause the issuance of shares of our preferred stock from time to time in one or more series and to determine the number of shares and designation of the preferred stock of any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon such series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights. Accordingly, our board of directors could cause the issuance of one or more series of our preferred stock ranking senior to the common stock with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect the voting or other rights and economic interests of holders of our common stock. Likewise, our board of directors could cause the issuance of one or more series of our preferred stock ranking on a parity with or senior to one or more other series of our preferred stock (subject to the terms of any one or more other series of our preferred stock, if any, then outstanding) with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect the voting rights (if any) and other rights and economic interests of the holders of any such other series of preferred stock.

In the event that we issue any series of preferred stock pursuant to this prospectus, we will describe the terms of such series of preferred stock in a supplement to this prospectus and, if applicable, a free writing prospectus.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws

Certain provisions of our articles of incorporation and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions could also delay, deter or prevent a change of control or other takeover of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market prices of our common stock and any outstanding preferred stock, and may also limit the price that investors are willing to pay in the future for our common stock and any outstanding preferred stock. These provisions may also have the effect of preventing changes in our management. Our articles of incorporation and bylaws include anti-takeover provisions that:

•

authorize our board of directors, without a vote or other action by our shareholders, to cause the issuance of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights, preferences, privileges and restrictions of that series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights which may dilute or otherwise adversely affect the voting or other rights and the economic interests of holders of our common stock or one or more other series of our preferred stock, if any, then outstanding;

•	establish advance notice requirements and procedures for shareholders to submit nominations of candidates for election to our board of directors and to propose other business to be brought before a shareholders meeting;

•	provide that vacancies in our board of directors, including vacancies created by the removal of any director, may be filled by a majority of the directors then in office or by the sole remaining director;

•	provide that no shareholder may cumulate votes in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common shareholders;

•	require that any action to be taken by our shareholders must be taken either (1) at a duly called annual or special meeting of shareholders or (2) by the unanimous written consent of all of our shareholders, unless our board of directors, by resolution adopted by two-thirds of the authorized number of directors, waives the foregoing provision in any particular circumstance; and

•	require action by shareholders holding not less than 1/10th of the voting power of our capital stock in order for our shareholders to call a special meeting of shareholders.

Limitation on Liability of Directors; Indemnification of Directors and Officers

Our articles of incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors, officers and agents under certain circumstances. Our bylaws provide for mandatory indemnification of our directors and officers, subject to the limitations set forth therein. In addition, our articles of incorporation provide us with the power, by bylaw, agreement or otherwise, to indemnify our directors, officers and other agents to the fullest extent permissible under California law and, subject to certain limitations, in excess of the indemnification otherwise expressly permitted by Section 317 of the Corporations Code. We believe that this limitation of liability and these indemnification provisions are useful to attract and retain qualified directors and officers.

Listing of our Common Stock

Our common stock is listed on the New York Stock Exchange under the symbol “SRE.”

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company LLC.

DESCRIPTION OF DEBT SECURITIES

Unless indicated differently in a prospectus supplement or a free writing prospectus, the following description sets forth some of the general terms and provisions of the debt securities that Sempra Energy may offer by this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. Unless otherwise expressly stated or the context otherwise requires, references to “we,” “us,” “our,” “Sempra Energy” and similar references under this caption “Description of Debt Securities” mean Sempra Energy excluding its subsidiaries.

The senior debt securities will be governed by an indenture (the “senior indenture”) between us and the trustee named therein and the subordinated debt securities will be governed by an indenture (the “subordinated indenture”) between us and the trustee named therein. The senior indenture and the subordinated indenture are hereinafter sometimes called, collectively, the “indentures” and individually, an “indenture.” Each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the series modify the terms of the applicable indenture will be described in the accompanying prospectus supplement, or a free writing prospectus, relating to such series of debt securities.

Each indenture contains the full legal text of the matters described in this section. The following description of certain provisions of the indentures and our debt securities is not complete and is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture, and by the certificates evidencing the debt securities of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information.” We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus and the applicable prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or free writing prospectus.

General

Sempra Energy may issue an unlimited amount of debt securities under the indentures in one or more series. Sempra Energy is not required to issue all debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

The debt securities of Sempra Energy will be its unsecured obligations.

Before the issuance of each series of debt securities, the terms of the debt securities of the applicable series will be specified in either a supplemental indenture or in one or more officers’ certificates of Sempra Energy. We refer you to the applicable prospectus supplement for a description of the following terms of each series of debt securities:

(a)	the title of the debt securities;

(b)	any limit upon the aggregate principal amount of the debt securities;

(c)	the person to whom any interest on a security of the series shall be payable, if other than the person in whose name that security is registered;

(d)	the date or dates on which principal will be payable or how to determine the dates;

(e)	the rate or rates or method of determination of interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; and any record dates for the interest payable on the interest payment dates;

(f)	the right, if any, to extend the interest payment periods, and the terms of any such extensions;

(g)	the place or places where principal of and any premium and interest on the debt securities will be payable and whether, if acceptable to the trustee, any principal of such securities will be payable without presentation or surrender thereof;

(h)	the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which Sempra Energy may redeem the debt securities, in whole or in part, and the manner in which any election by Sempra Energy to redeem the debt securities shall be evidenced;

(i)	any obligation of Sempra Energy to redeem or purchase debt securities pursuant to any sinking fund, purchase fund or similar provision, or any option of the registered holder to require us to redeem or purchase debt securities, and the terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part;

(j)	the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

(k)	if the amount of principal or any premium or interest on any debt securities may be determined with reference to an index or pursuant to a formula and the manner in which such amounts will be determined;

(l)	the currency, currencies or currency units in which the principal of and any premium or interest on the debt securities will be payable, if other than United States dollars, and the manner of determining the equivalent thereof in United States dollars;

(m)	if at the election of Sempra Energy or the holder, the payments of principal of or any premium or interest on the debt securities will be payable in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the terms and conditions upon which such election is to be made and the manner in which such amounts shall be determined;

(n)	the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

(o)	the amount which will be deemed to be the principal amount of the debt securities as of any date or dates before the stated maturity date, if the principal amount will not be determinable as of any such date or dates prior to the stated maturity date, including the amount which will be due and payable or outstanding as of any such date;

(p)	if the sections of the indenture providing for defeasance do not apply to any debt securities;

(q)	whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

(r)	any addition, modification or deletion of any Events of Default or covenants provided in the indenture with respect to debt securities and any change in the acceleration provisions with respect to the debt securities;

(s)	any addition to or change in the covenants set forth in the indenture with respect to the debt securities; and

(t)	any other terms of the debt securities.

(See Section 301.)

Ranking

The senior debt securities will be the unsecured and unsubordinated obligations of Sempra Energy. The indebtedness represented by the senior debt securities will rank equally in right of payment with all other unsecured and unsubordinated debt of Sempra Energy. The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment to the prior payment in full of the senior debt of Sempra Energy, to the extent and in the manner set forth under the caption “—Subordination” below and as may be set forth in a prospectus supplement. The debt securities are obligations of Sempra Energy exclusively, and are not the obligations of any of its subsidiaries. Because Sempra Energy conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries, the debt securities will be effectively subordinated to all existing and future indebtedness and other liabilities of Sempra Energy’s subsidiaries.

Holding Company Structure

Sempra Energy conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, Sempra Energy’s cash flow and its ability to meet its obligations under its debt securities are dependent upon the earnings of its subsidiaries and the distribution or other payment of these earnings to Sempra Energy in the form of dividends or loans or advances and repayment of loans and advances from Sempra Energy. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Sempra Energy debt securities or to make any funds available for payment of amounts due on these debt securities.

Because Sempra Energy is a holding company, its obligations under the debt securities will be structurally subordinated to all existing and future liabilities of its subsidiaries. Therefore, Sempra Energy’s rights and the rights of its creditors, including the rights of the holders of the debt securities issued by Sempra Energy, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that Sempra Energy may itself be a creditor with recognized claims against any of its subsidiaries, Sempra Energy’s claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to the claims held by Sempra Energy. Sempra Energy expects to incur, and expects that its subsidiaries will incur, substantial additional amounts of indebtedness.

Payment of Debt Securities—Interest

Unless indicated differently in a prospectus supplement, Sempra Energy will pay interest on the debt securities on each interest payment date to the persons in whose name the debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

(a)	We will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between ten and 15 days before the proposed payment date. Finally, we will pay the defaulted interest on the payment date to the registered holder of the debt security as of the close of business on the special record date.

(b)	Alternatively, we can propose to the trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Debt Securities—Principal

Sempra Energy will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the paying agent, which initially will be the trustee or such other paying agent designated in accordance with the applicable indenture. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement.

If any interest payment date, redemption date or the maturity date of the debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

In its discretion, Sempra Energy may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but must at all times maintain a place of payment of the debt securities and a place for registration of transfer of the debt securities in the Borough of Manhattan, the City of New York. (See Section 1002.)

Form; Transfers; Exchanges

Unless otherwise provided in the applicable prospectus supplement or free writing prospectus, the debt securities will be issued:

(a)	only in fully registered form;

(b)	without interest coupons; and

(c)	in denominations that are even multiples of $1,000.

You may have your debt securities divided into debt securities of smaller authorized denominations or combined into debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. Sempra Energy may appoint another agent or act as its own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. (See Section 305.)

In our discretion, we may change the place for registration of transfer of the debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

There will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

We may block the transfer or exchange of (a) debt securities during a period of 15 days before giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Events of Default

Unless indicated differently in a prospectus supplement, an “event of default” occurs with respect to the debt securities of any series if:

(a)	Sempra Energy does not pay any interest on any debt securities of the applicable series within 30 days of the due date;

(b)	Sempra Energy does not pay any principal of or premium on any debt securities of the applicable series on the due date;

(c)	Sempra Energy does not make a sinking fund payment with respect to any debt securities of the applicable series when due;

(d)	Sempra Energy remains in breach of a covenant or warranty (excluding covenants and warranties solely applicable to another series of debt securities issued under the applicable indenture) in the applicable indenture or the debt securities of the applicable series for 60 days after there has been given to Sempra Energy, by registered or certified mail, a written notice of default specifying such default or breach and requiring remedy of the default or breach; the notice must be sent by either the trustee or registered holders of at least 25% of the principal amount of the outstanding debt securities of the applicable series;

(e)	default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by Sempra Energy (including a default with respect to any other series of debt securities issued under the applicable indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Sempra Energy (or the payment of which is guaranteed by Sempra Energy), whether such indebtedness or guarantee exists on the date of the applicable indenture or is issued or entered into following the date of the applicable indenture, if:

(1)	either:

•	such default results from the failure to pay any such indebtedness when due; or

•	as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity; and

(2)	the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates at least $25 million;

(f)	Sempra Energy files for bankruptcy, or other specified events in bankruptcy, insolvency, receivership or reorganization occur with respect to Sempra Energy; or

(g)	any other event of default specified in the applicable prospectus supplement for such series occurs.

(See Section 501.)

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.

As of September 30, 2017, the terms of approximately $1.75 billion aggregate principal amount of outstanding senior debt securities that we previously issued under the senior indenture (the “prior senior debt securities”) included the event of default described in clause (e) of the first paragraph under the above heading “Events of Default” (a so-called “cross-default” event of default), with a threshold amount of at least $25 million. However, Sempra Energy anticipates that the senior debt securities offered hereby will not include the event of default described in clause (e) of the first paragraph under the above heading “Events of Default” or any other “cross-default” event of default. Accordingly, if a series of debt securities offered hereby does not include a “cross-default” event of default, then the principal of and interest on the prior senior debt securities may be declared due and payable immediately upon the occurrence of a “cross-default” event of default, while the holders of the senior debt securities of such series offered hereby will not be entitled to accelerate such debt securities as a result of such event.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of debt securities, then either the trustee or the registered holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately. (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

(a)	Sempra Energy pays or deposits with the trustee a sum sufficient to pay:

(1)	all overdue interest on the debt securities of that series, other than interest which has become due by declaration of acceleration;

(2)	the principal of and any premium on the debt securities of that series which have become due, otherwise than by the declaration of acceleration, and overdue interest on these amounts;

(3)	interest on overdue interest, other than interest which has become due by declaration of acceleration, on the debt securities of that series to the extent lawful; and

(4)	all amounts due to the trustee under the applicable indenture; and

(b)	all events of default with respect to the debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the applicable indenture.

(See Section 502.)

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

If an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series, voting as a single class, without regard to the holders of outstanding debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

(a)	conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series; and

(b)	exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

(a)	the registered holders’ directions do not conflict with any law or the applicable indenture; and

(b)	the direction is not unduly prejudicial to the rights of holders of the debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is consistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, each indenture provides that no registered holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or for any other remedy thereunder unless:

(a)	that registered holder has previously given the trustee written notice of a continuing event of default;

(b)	the registered holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

(c)	for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of debt securities. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of debt securities of the affected series notice of any default under the applicable indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in clause (d) under “—Events of Default,” no notice shall be given to such registered holders until at least 30 days after the occurrence of the default. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders. (See Section 602.)

We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in the applicable indenture.

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding debt securities of any series, voting as a single class, without regard to the holders of outstanding debt securities of any other series, may waive, on behalf of all registered holders of the debt securities of that series, any past default under the applicable indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the applicable indenture that cannot be amended without the consent of the registered holder of each outstanding debt security of that series. (See Section 513.)

Unless indicated differently in a prospectus supplement, compliance with certain covenants in the applicable indenture or otherwise provided with respect to debt securities of any series may be waived before the time specified for compliance by the registered holders of a majority in aggregate principal amount of the debt securities of such series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

Sempra Energy has agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

(a)

(i) it is the continuing entity (in the case of a merger), or (ii) the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the debt securities and the performance of all of the covenants under the indenture; and

(b)	immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default under the applicable indenture, has or will have occurred and be continuing.

Neither the applicable indenture nor the debt securities contain any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent. Without the consent of any registered holders of debt securities outstanding under an indenture, Sempra Energy and the trustee may enter into one or more supplemental indentures to such indenture for any of the following purposes:

(a)	to evidence the succession of another entity to Sempra Energy; or

(b)	to add one or more covenants for the benefit of the holders of all or any series of debt securities issued under such indenture or to surrender any right or power conferred upon Sempra Energy; or

(c)	to add any additional events of default for all or any series of debt securities issued under such indenture; or

(d)	to add or change any of the provisions of such indenture to the extent necessary to permit or facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in uncertificated form; or

(e)	to change or eliminate any provision of such indenture so long as the change or elimination does not apply to any debt securities entitled to the benefit of such provision or to add any new provision to such indenture provided that any such addition does not apply to any outstanding debt securities issued under such indenture; or

(f)	to provide security for the debt securities of any series issued under such indenture; or

(g)	to establish the form or terms of debt securities of any series issued under such indenture, as permitted by such indenture; or

(h)	to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

(i)	to cure any ambiguity, defect or inconsistency, or to make any other changes that do not adversely affect the interests of the holders of debt securities of any series under such indenture in any material respect.

(See Section 901.)

With Registered Holder Consent. Subject to the following sentence, Sempra Energy and the trustee may, with some exceptions, amend or modify the applicable indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby:

(a)	change the stated maturity of the principal or interest on any debt security or reduce the principal amount, interest or premium payable or change any place of payment where or the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment;

(b)	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

(c)	modify certain provisions in the applicable indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

A supplemental indenture which changes or eliminates any provision of the applicable indenture expressly included solely for the benefit of holders of debt securities of one or more particular series will be deemed not to affect the interests under the applicable indenture of the holders of debt securities of any other series.

(See Section 902.)

Defeasance

The indentures provide, unless the terms of the particular series of debt securities provide otherwise, that Sempra Energy may, upon satisfying several conditions, cause it to be discharged from its obligations, with some exceptions, with respect to any series of debt securities, which we refer to as “defeasance.”

One condition Sempra Energy must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on those debt securities on the maturity dates of the payments or upon redemption.

In addition, Sempra Energy will be required to deliver an opinion of counsel to the effect that a holder of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the applicable indenture.

(See Article XIII.)

Satisfaction and Discharge

The applicable indenture will cease to be of further effect with respect to any series of debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the applicable indenture, except as noted below, when:

•	all outstanding debt securities of such series have become due or will become due within one year at their stated maturity or on a redemption date; and

•	Sempra Energy deposits with the trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding debt securities of such series.

Sempra Energy will remain obligated to pay all other amounts due under the applicable indenture and to perform certain ministerial tasks as described in the applicable indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of debt securities may resign at any time by giving written notice to us. The trustee may also be removed with respect to the debt securities of any series by act of the registered holders of a majority in principal amount of the then outstanding debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the applicable indenture. Under certain circumstances, Sempra Energy may appoint a successor trustee with respect to such series of debt securities, and if the successor trustee accepts, the trustee will be deemed to have resigned. (See Section 610.)

Subordination

Unless indicated differently in a prospectus supplement, Sempra Energy’s subordinated debt securities of each series will be subordinated in right of payment to the prior payment in full of all its senior debt. This means that upon:

(a)	any payment by, or distribution of the assets of, Sempra Energy upon its dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings; or

(b)	a failure to pay any senior debt or interest thereon when due and continuance of that default beyond any applicable grace period; or

(c)	acceleration of the maturity of any senior debt as a result of a default;

the holders of all of Sempra Energy’s senior debt will be entitled to receive:

•	in the case of clause (a) above, payment of all amounts due or to become due on all senior debt; and

•	in the case of clauses (b) and (c) above, payment of all amounts due on all senior debt,

before the holders of any of the subordinated debt securities are entitled to receive any payment. So long as any of the events in clauses (a), (b), or (c) above has occurred and is continuing, any amounts payable on the subordinated debt securities will instead be paid directly to the holders of all senior debt to the extent necessary to pay the senior debt in full and, if any payment is received by the subordinated indenture trustee under the subordinated indenture or the holders of any of the subordinated debt securities before all senior debt is paid in full, the payment or distribution must be paid over to the holders of the unpaid senior debt. Subject to paying the senior debt in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior debt to receive payments applicable to the senior debt until the subordinated debt securities are paid in full. (See Sections 1401 and 1403.)

“senior debt” means with respect to the subordinated debt securities, the principal of, and premium, if any, and interest on and any other payment in respect of indebtedness due pursuant to any of the following, whether outstanding on the date the subordinated indenture is executed or thereafter incurred, created or assumed:

(a)	all of the indebtedness of Sempra Energy evidenced by notes, debentures, bonds or other securities sold by it for money or other obligations for money borrowed;

(b)	all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by Sempra Energy or in effect guaranteed by Sempra Energy through an agreement to purchase, contingent or otherwise, as applicable; and

(c)	all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b),

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same by its terms provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with such securities. (See Section 101.)

Due to the subordination, if assets of Sempra Energy are distributed upon insolvency, certain of its general creditors may recover more, ratably, than holders of subordinated debt securities. The subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge provisions or under the defeasance provisions of the applicable subordinated indenture. (See Section 1307.)

The subordinated debt securities and the subordinated indenture do not limit Sempra Energy or any of its subsidiaries’ ability to incur additional indebtedness, including indebtedness that will rank senior to subordinated debt securities. Sempra Energy expects that it will incur, and that its subsidiaries will incur, substantial additional amounts of indebtedness in the future. (See Section 301.)

Conversion Rights

The terms and conditions of any series of debt securities being offered that are convertible into common stock of Sempra Energy will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or Sempra Energy, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed.

Miscellaneous Provisions

Each indenture provides that certain debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

Sempra Energy will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the applicable indenture, in the manner and subject to the limitations provided in the applicable indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series of outstanding debt securities. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date. (See Section 104.)

Governing Law

Each indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York. (See Section 112.)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Unless otherwise expressly stated or the context otherwise requires, under this caption “Global Securities,” references to “we,” “us,” “our,” “Sempra Energy” and similar references mean Sempra Energy excluding its subsidiaries, and references to the “securities” mean the debt securities offered by this prospectus and the applicable prospectus supplement or free writing prospectus.

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the debt securities of each series initially will be issued in book-entry form and represented by one or more global debt securities (“global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC” or the “depositary”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for definitive debt securities in certificated form registered in the names of persons other than the depositary or its nominee (“certificated securities”) under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants (collectively, “participants”) through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of

Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency for the applicable series of securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. (or such other DTC nominee) to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If certificated securities are issued under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment as such addresses shall appear in the security register or by wire transfer at such places and to such accounts at such banking institutions in the United States as may be designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of the principal of, premium, if any, and interest on the securities to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such series of securities represented by one or more global securities; or

•	an event of default (as defined) has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, has any control over those entities and none of us or them takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through a combination of any of the foregoing methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Sempra Energy. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated by reference in this prospectus from Sempra Energy’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Sempra Energy’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Energy Future Holdings Corp. and subsidiaries as of and for the year ended December 31, 2016, incorporated by reference in this prospectus from Sempra Energy’s Current Report on Form 8-K dated January 2, 2018, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph that describes that the financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings and an emphasis-of-matter paragraph that describes substantial doubt regarding the company’s ability to continue as a going concern, both items discussed in Note 2 of the consolidated financial statements), which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Oncor Electric Delivery Holdings Company LLC and subsidiary as of and for the year ended December 31, 2016, incorporated by reference in this prospectus from Sempra Energy’s Current Report on Form 8-K dated January 2, 2018, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph that describes the ring-fencing measures implemented by the company), which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$500,000,000 Floating Rate Notes due 2019

$700,000,000 Floating Rate Notes due 2021

$500,000,000 2.400% Notes due 2020

$500,000,000 2.900% Notes due 2023

$1,000,000,000 3.400% Notes due 2028

$1,000,000,000 3.800% Notes due 2038

$800,000,000 4.000% Notes due 2048

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

RBC Capital Markets (All notes)	Morgan Stanley (All notes)	Barclays (All notes)

BBVA (2028 notes)	HSBC (2048 notes)	Santander (2023 notes)	SOCIETE GENERALE (2038 notes)

Co-Managers

BBVA (2019 floating rate notes, 2021 floating rate notes, 2020 notes, 2023 notes, 2038 notes, 2048 notes)	HSBC (2019 floating rate notes, 2021 floating rate notes, 2020 notes, 2023 notes, 2028 notes, 2038 notes)	Santander (2019 floating rate notes, 2021 floating rate notes, 2020 notes, 2028 notes, 2038 notes, 2048 notes)	SOCIETE GENERALE (2019 floating rate notes, 2021 floating rate notes, 2020 notes, 2023 notes, 2028 notes, 2048 notes)

January 9, 2018